Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT
and first amendment to security agreement

This Third Amendment to Credit Agreement and First Amendment to Security Agreement (this “Amendment”) is entered into as of March 6, 2024, by and among CADIZ INC., a Delaware corporation (“Cadiz”), CADIZ REAL ESTATE LLC, a Delaware limited liability company (“CRE”), ATEC WATER SYSTEMS, LLC, a Delaware limited liability company (“ATEC”), Octagon Partners LLC, a California limited liability company (“Octagon”; and together with Cadiz, CRE and ATEC, collectively, the “Borrowers”, and each a “Borrower”), and the Lenders party hereto.

RECITALS

WHEREAS, the Borrowers, B. RILEY SECURITIES, INC., as administrative agent (in such capacity, “Agent”) and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement, dated as of July 2, 2021 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, including by the Joinder Agreement, dated as of the date hereof (the “Joinder Agreement”), executed by Octagon in favor of the Agent for the benefit of the Lenders, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”).

WHEREAS, the Borrowers, as Loan Parties, and Agent, on behalf of the Lenders, are parties to that certain Security Agreement, dated as of July 2, 2021 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, including by the Joinder Agreement, the “Existing Security Agreement”; and the Existing Security Agreement, as amended by this Amendment, the “Security Agreement”).

WHEREAS, the Borrowers have requested that the Lenders (or at least the requisite percentage thereof) amend the Existing Credit Agreement to, among other things, (a) provide for a new tranche of convertible term loans in an aggregate principal amount of $20,000,000 (the “Secured Convertible Loans”), and (b) provide for the release of the Liens securing the Unsecured Convertible Loans and the subordination of payments due thereon to the Secured Loans and to make other changes to give effect to the amendments consented to by certain of the Lenders pursuant to that certain Consent and Release Letter Agreement, dated as of February 26, 2024 (the “Consent and Release”), by and among Cadiz, CRE and ATEC, as Borrowers, the Agent, the Non-Convertible Lenders, the Unsecured Convertible Lenders as of such date and HHC $ Fund 2012 (“Heerema”), and (c) make certain other changes to the Existing Credit Agreement agreed to by the Lenders party hereto.

WHEREAS, the Borrowers have requested that the Lenders (or at least the requisite percentage thereof) amend the Existing Security Agreement to, among other things, (a) provide that the Secured Convertible Loans will be Secured Obligations (as defined in the Security Agreement), and (b) provide that the Unsecured Convertible Loans no longer constitute Secured Obligations (as defined in the Security Agreement) secured by the security interests granted by the Loan Parties in the Collateral.

WHEREAS, Agent and the Lenders (or at least the requisite percentage thereof) are willing to agree to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2. Amendments to Existing Loan Documents. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment and/or the Loan Documents amended hereby:

(a) The Existing Credit Agreement is hereby amended, effective as of the Third Amendment Effective Date (defined below), by deleting the red and green, as applicable, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) therefrom and by adding the blue and green, as applicable, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) thereto, in each case, as set forth in the marked pages of the Credit Agreement (and to the extent provided in Exhibit A hereto, the exhibits, schedules and appendices to the Credit Agreement) attached hereto as Exhibit A hereto and made a part hereof for all purposes.

(b) The Existing Security Agreement is hereby amended, effective as of the Third Amendment Effective Date, by deleting the red and green, as applicable, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) therefrom and by adding the blue and green, as applicable, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) thereto, in each case, as set forth in the marked pages of the Security Agreement (and to the extent provided in Exhibit B hereto, the exhibits, schedules and appendices to the Security Agreement) attached hereto as Exhibit B hereto and made a part hereof for all purposes.

3. Costs and Expenses. Pursuant to Section 9.5(a) of the Credit Agreement, all reasonable and documented out- of-pocket costs and expenses incurred or sustained by Agent in connection with this Amendment (including the reasonable and documented fees, charges and disbursements of counsel for Agent), will be for the account of the Borrowers whether or not this Amendment is consummated.

4. Conditions Precedent. The effectiveness of this Amendment and the obligation of each Secured Convertible Lender to make the Secured Convertible Loans is subject to the satisfaction by the Borrowers or other applicable Loan Parties, or waiver by the Required Lenders, of the following conditions precedent (the date on which the following conditions shall have been satisfied (or waived by the Required Lenders), the “Third Amendment Effective Date”):

(a) Execution and Delivery. The Agent and Heerema shall have received copies of this Amendment executed and delivered by each Borrower.

(b) Borrowing Notice. The Agent shall have received a duly executed and delivered Borrowing Notice with respect to the funding of the Secured Convertible Loans at least two Business Days prior to the requested funding date thereunder (or such later date as agreed to by Heerema in its sole discretion).

(c) Organizational Documents; Incumbency. The Required Lenders shall have received (i) a copy of each Organizational Document of each Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of each Loan Party executing this Amendment; (iii) resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party as of the Third Amendment Effective Date; and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Third Amendment Effective Date, in each case, certified as of the Third Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment.

(d) Fees and Transaction Costs. All fees and expenses required to be paid on the Third Amendment Effective Date pursuant to this Amendment and the Credit Agreement, to the extent a reasonably detailed invoice is received at least two Business Days prior to the Third Amendment Effective Date, including the reasonable and documented legal fees of Dentons US LLP, counsel to the Required Lenders, related to this Amendment shall have been paid.

(e) Debt for Borrowed Money. On the Third Amendment Effective Date, after giving effect to the transactions contemplated hereby, none of the Loan Parties shall have any Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and (ii) any other Indebtedness permitted under Section 6.1 of the Credit Agreement.

(f) Governmental Authorizations and Consents. Each Loan Party shall have obtained all governmental authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by this Amendment or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Collateral Requirements. In order to create and/or evidence the Lien in favor of the Agent, for the benefit of the Secured Lenders to secure the Secured Loans, as a valid perfected first-priority security interest in the Collateral described in the Security Agreement, subject to Liens permitted by Section 6.2 of the Credit Agreement, (A) the Required Lenders shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings, taxes and judgments made with respect to the Loan Parties in the states of formation of such Loan Parties and each other state where any such Loan Party owns any real property or such Loan Party’s chief executive office is located, and copies of the financing statements (or similar documents) disclosed by such search and, together with any necessary evidence reasonably satisfactory to the Required Lenders that the Liens indicated by such financing statements (or similar documents) are Liens permitted under Section 6.2 of the Credit Agreement or have been, or will be simultaneously or substantially concurrently with the closing under this Amendment, released (or arrangements reasonably satisfactory to the Required Lenders for such release shall have been made); (B) the Agent and the Required Lenders shall have received UCC financing statements for filing under the Uniform Commercial Code in the appropriate filing offices for each Loan Party; and (C) Agent shall have received a preliminary title report from Title Company confirming the Deed of Trust remains a first priority lien on the Mortgaged Real Property and the status of title and otherwise reasonably acceptable to Agent.

(h) Consent and Release. The Required Lenders shall have received an executed copy of the Consent and Release, duly executed by the Loan Parties, the Agent, Heerema and each other Lender party thereto, and the Consent and Release shall be in full force and effect and the valid and legally binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

(i) Amendment to Board Observer and Nomination Rights Agreement. The Required Lenders shall have received an executed copy of the Amendment No. 1 to Board Observer and Nomination Agreement, dated on or about the Third Amendment Effective Date, duly executed by Cadiz and Heerema.

(j) Amendment to Registration Rights Agreement. The Required Lenders shall have received an executed copy of the Amendment No. 3 to Registration Rights Agreement, dated on or about the Third Amendment Effective Date, duly executed by Cadiz, Heerema and Heerema International Group Services SA.

(k) Warrants. Each Secured Convertible Lender (or its nominee or designee) shall have received its pro rata share of Warrants for the purchase of an aggregate of 1,000,000 shares of Common Stock at a price of $5.00 per share, expiring June 30, 2027.

(l) Opinions of Counsel to Loan Parties. The Required Lenders and Agent shall have received an opinion from Norton Rose Fulbright US LLP, as counsel for the Loan Parties, dated as of the Third Amendment Effective Date in form and substance reasonably satisfactory to the Required Lenders.

(m) Solvency Certificate. The Required Lenders shall have received a solvency certificate from a Responsible Officer of Cadiz, dated as of the Third Amendment Effective Date, certifying that, after giving effect to the consummation of the transactions contemplated hereby and the incurrence of the Secured Convertible Loans to be made hereunder on such date, the Borrowers and their consolidated Subsidiaries, taken as a whole, are Solvent.

(n) Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Third Amendment Effective Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)).

(o) No Default. No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.

(p) Closing Certificate. The Borrowers shall have delivered to the Required Lenders a certificate, dated as of the Third Amendment Effective Date, to the effect set forth in Sections 4(n) and 4(o) above.

(q) “Know Your Customer” Checks. The Required Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been requested from the Borrowers not less than three Business Days prior to the Third Amendment Effective Date.

5. Post-Closing Covenants.

(a) Second Amendment to Deed of Trust. Within 30 days after the Third Amendment Effective Date (or such later date as may be approved in writing (including via email) by Agent in its reasonable discretion), Agent shall have received a Second Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (the “Second Amendment to Deed of Trust”) duly executed and notarized by each Borrower (other than ATEC), in each case, as a trustor, and Agent, as a beneficiary, in proper form for recording in the applicable jurisdiction, reflecting the Maturity Date of the Secured Loans, as amended by this Amendment, releasing the Lien securing the Unsecured Convertible Loans and expanding the Lien created thereunder to secure the Secured Convertible Loans.

(b) Endorsements to Title Policy. On the date Agent directs Title Company to record the Second Amendment to Deed of Trust, Borrowers shall pay to Title Company the recording costs and the costs of such endorsements to the Title Policy as are reasonably required by Agent to reflect the modifications contained in the Second Amendment to Deed of Trust.

(c) Modification Opinion. On the date Agent directs Title Company to record the Second Amendment to Deed of Trust, Agent shall have received a legal opinion from Brownstein Hyatt Farber Schreck, LLP, as counsel to the trustors, in form and substance reasonably satisfactory to Agent.

(d) Lee Odell Pledge Agreement. On or before March 31, 2024 (or such later date as may be approved in writing (including via email) by the Required Lenders in their reasonable discretion), the Borrowers shall cause Lee Odell to provide to Agent a pledge agreement, in form and substance reasonably satisfactory to Agent, and appropriate certificates and powers or financing statements, pledging all of his direct or beneficial ownership interest in the Capital Stock of ATEC to Agent as Collateral for the Secured Loans.

6. Acknowledgment of Intent to Replace Existing Agent. The Loan Parties and Required Lenders hereby acknowledge and agree that they intend to remove the existing Agent and appoint a successor Agent in accordance with Section 8.9 of the Credit Agreement as amended by this Amendment (and otherwise in accordance with the Consent and Release) within 90 days of the Third Amendment Effective Date.

7. Continued Validity of Loan Documents. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of any Loan Party contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

8. Representations and Warranties. The Loan Parties, jointly and severally, hereby represent and warrant to Agent and the Lenders as follows:

(a) Due Execution and Authorization; Legal, Valid and Binding Obligation. This Amendment has been duly executed and delivered by each of the Loan Parties party hereto. The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Amendment, the Credit Agreement and the Security Agreement constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

(b) No Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of this Amendment, the Credit Agreement and the Security Agreement do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject or (iii) violate any Requirements of Law, in each case under clauses (ii) and (iii), where any such conflict or contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) No Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained on or prior to the Third Amendment Effective Date, and (ii) approvals, consents, exemptions, authorizations or other actions by, or other notices to, or filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

9. Ratification. Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. The Security Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement, the Security Agreement or any other Loan Document shall hereafter refer to the Credit Agreement, the Security Agreement or any other Loan Document as amended hereby.

10. Counterparts; Integration; Effectiveness. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed electronic counterpart of a signature page to this Amendment will be as effective as delivery of a manually executed counterpart of this Amendment.

11. Miscellaneous. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof. This Amendment shall be binding upon and inure to the benefit of Agent, each of the Lenders, the Borrowers, and to each of their respective successors in title and assigns. This Amendment may not be modified or amended except in a manner permitted by Section 9.1 of the Credit Agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

12. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

CADIZ INC.

By:	/s/ Stanley E. Speer
Name:	Stanley E. Speer
Title:	Chief Financial Officer

CADIZ REAL ESTATE LLC

By:	/s/ Stanley E. Speer
Name:	Stanley E. Speer
Title:	Chief Executive Officer, Manager and Chairman

ATEC WATER SYSTEMS, LLC

By:	/s/ Stanley E. Speer
Name:	Stanley E. Speer
Title:	Chief Financial Officer

OCTAGON PARTNERS LLC

By:	/s/ Stanley E. Speer
Name:	Stanley E. Speer
Title:	Manager

Signature Page to Third Amendment to Credit Agreement

REQUIRED LENDERS:

HHC $ FUND 2012

By:	/s/ Peter H. Heerema
Name:	Peter H. Heerema
Title:	Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

EXHIBIT A

AMENDED CREDIT AGREEMENT

[Attached]

Execution Version

EXHIBIT A

CONFORMED CREDIT AGREEMENT

$57,200,000

CREDIT AGREEMENT

among

CADIZ INC.,

CADIZ REAL ESTATE LLC,

ATEC WATER SYSTEMS, LLC,

and

OCTAGON PARTNERS LLC,

as Borrowers,

The Several Lenders from Time to Time Parties Hereto,

and

B. Riley Securities, Inc.,

as Agent

Dated as of July 2, 2021,
as amended as of February 2, 2023,
August 14, 2023 and March 6, 2024

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

SCHEDULES AND EXHIBITS

Schedules:

Schedule 1.1A	Outstanding Loans and Loan Commitments
Schedule 1.1B	Mortgaged Properties
Schedule 3.12	Subsidiaries
Schedule 4.1(f)	Governmental Authorizations and Consents
Schedule 6.1	Existing Indebtedness
Schedule 6.2	Existing Liens
Schedule 6.6	Existing Investments

Exhibits:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Borrowing Notice
Exhibit D	Form of Security Agreement
Exhibit E	Option Agreement
Exhibit F	Initial Subordinated Property
Exhibit G	Forms of Subordination Agreements
Exhibit H	Form of U.S. Tax Compliance Certificates
Exhibit I	Notice of Lender Conversion

- v -

CREDIT AGREEMENT, dated as of July 2, 2021 (as amended as of February 2, 2023, August 14, 2023, and March 6, 2024, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”), Octagon Partners LLC, a California limited liability company (“Octagon”), ATEC Water Systems, LLC, a Delaware limited liability company (“ATEC”), each other Subsidiary of Cadiz that from time to time becomes a party hereto as an additional borrower pursuant to a joinder agreement (together with Cadiz, CRE, Octagon and ATEC, collectively, the “Borrowers” and each, a “Borrower”), the lenders from time to time party hereto (the “Lenders”) and B. Riley Securities, Inc., as administrative agent (in such capacity, together with its successors, the “Agent”).

A. On the Closing Date, the Borrowers requested, and certain of the Lenders extended term loans to the Borrowers in the form of Closing Date Loans in an original aggregate principal amount of $50,000,000, which were secured by a first priority Lien on the Collateral.

B. On the First Amendment Effective Date, the Borrowers prepaid a portion of the Closing Date Loans in the principal amount of $15,000,000 and made amendments hereunder to provide the Lenders thereof with the ability to convert up to $15,000,000 of the remaining Closing Date Loans to Common Stock on the terms and subject to the conditions set forth herein (such convertible portion of the Closing Date Loans, the “Original Convertible Loans”, and the remaining non-convertible portion being thereinafter referred to herein and in the other Loan Documents as the Non-Convertible Loans (as defined below)), which Original Convertible Loans were secured by a pari passu Lien on the Collateral along with the remaining Non-Convertible Loans originally funded on the Closing Date.

C. On the Third Amendment Effective Date, the Borrowers have (a) requested the Secured Convertible Lenders to extend new term loans to the Borrowers in the form of Secured Convertible Loans in the aggregate principal amount of $20,000,000, (b) agreed to accelerate the vesting of the repayment fee previously applicable to the Non-Convertible Loans, by adding the amount of such fee as an increase to the remaining principal amount of the Non-Convertible Loans, to a total principal amount of $21,200,000, (c) agreed to secure the Secured Convertible Loans and the Non-Convertible Loans on a pari passu basis by a Lien on the Collateral, and (d) requested the Lenders make certain other amendments to this Agreement and certain of the other Loan Documents to give effect to agreements provided by the Lenders of the Original Convertible Loans in the Consent and Release, delivered by such Lenders to the Borrowers prior to the Third Amendment Effective Date, to (i) release their Liens on the Collateral currently securing the Original Convertible Loans and (ii) subordinate any payments made by, or received by such Lenders from, the Loan Parties in respect of the Original Convertible Loans to the Liens held by, and payments owed to, the Secured Lenders in respect of the Secured Convertible Loans and the Non-Convertible Loans, respectively.

D. On the Third Amendment Effective Date, (a) the Secured Convertible Lenders are willing to extend the Secured Convertible Loans to the Borrowers on the terms and conditions set forth herein, (b) the Non-Convertible Lenders have agreed to reflect the vested amount of their prepayment fee as a current increase to the principal amount of the Non-Convertible Loans, and (c) the Lenders party to the Third Amendment have agreed to the amendments contained herein and in the applicable Security Documents to reflect (i) the pari passu Lien on the Collateral securing the Secured Convertible Loans and the Non-Convertible Loans, (ii) the release of the Liens on the Collateral securing the Original Convertible Loans and (iii) the subordination of any payments made in respect of the Original Convertible Loans to the payments owed hereunder or under any other Loan Document in respect of the Secured Convertible Loans and the Non-Convertible Loans (and the Original Convertible Loans will hereafter be referred to herein and in the other other Loan Documents as the “Unsecured Convertible Loans” (as defined below)).

Accordingly, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, neither Heerema nor any of its affiliates (acting in its capacity as a Lender hereunder) shall be deemed to constitute an Affiliate hereunder for purposes of determining any Loan Party’s or any of their Subsidiary’s compliance with this Agreement or any other Loan Document.

“After-Acquired Property”: any fee interest in any Material Real Property acquired after the Closing Date by any Loan Party or any of its U.S. Subsidiaries (including all buildings, fixtures or other improvements located thereon and other rights appurtenant thereto, but excluding the Northern Pipeline, the Northern Pipeline Real Property Interests, the Southern Pipeline, or the Southern Pipeline Real Property Interests).

“After-Acquired Leasehold Property”: any leasehold interest in any real property acquired after the Closing Date by any Loan Party or any of its Subsidiaries (including all buildings, fixtures or other improvements located thereon and other rights appurtenant thereto).

“Agent”: as defined in the preamble hereto.

“Agreement”: as defined in the preamble hereto.

“Applicable Rate”: seven percent (7.00%) per annum.

“Applicable Repayment Fee”: (a) with respect to any repayment or prepayment of any Secured Loans, $0, and (b) with respect to any repayment or prepayment of any Unsecured Convertible Loans pursuant to Section 2.2, Section 2.3, or Section 2.6 or upon any acceleration of the outstanding Unsecured Convertible Loans for any reason, including upon commencement of voluntary or involuntary proceedings or otherwise, an amount equal to, in the case of any such repayment, prepayment or acceleration, an amount equal to the product of (i) the principal amount of any such prepayment or repayment, as applicable, of the Unsecured Convertible Loans on such date, multiplied by (ii) six percent (6.00%).

“Approved Mitigation Bank Land Sale”: a sale of at least 640 acres of the Mitigation Bank Land, the Net Cash Proceeds of which average at least $2,000 per acre.

“Asset Sale”: any Disposition of any Collateral or of any other property of the Borrowers or any of their Subsidiaries.

“Assignee”: as defined in Section 9.6(a).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit A.

“Attribution Party”: as defined in Section 2.15.

“beneficial owner” and “beneficially own”: as defined under Section 13(d) of the Exchange Act.

“Beneficial Ownership Limitation”: as defined in Section 2.15.

“Borrower”: as defined in the preamble hereto. As of the Third Amendment Effective Date, the “Borrowers” party hereto are Cadiz, CRE, Octagon and ATEC .

“Borrower Conversion”: as defined in Section 2.14(a).

“Borrower Conversion Amount”: as defined in Section 2.14(b).

“Borrower Conversion Date”: as defined in Section 2.14(b).

“Borrower Conversion Shares”: as defined in Section 2.14(b).

“Borrowing Notice”: a notice substantially in the form of Exhibit C in respect of the borrowing of the Loans.

“Business”: as defined in Section 3.14(b)(ii).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Los Angeles are authorized or required by law to close.

“Cadiz”: as defined in the Preamble.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar- denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-1, in each case with maturities of not more than three hundred sixty-five (365) days from the date of acquisition, (c) commercial paper issued by any issuer bearing at least a “2” rating for any short-term rating provided by S&P and/or Moody’s and maturing within two hundred seventy (270) days of the date of acquisition, (d) repurchase agreements entered into by a Borrower with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States, or for mortgage collateral, in which a Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition and (f) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Certificate of Designation”: the Certificate of Designation of Series 1 Preferred Stock of Cadiz, filed with the Secretary of State of the State of Delaware on or about March 5, 2020.

“Change of Control”: the occurrence of any of the following: (i) the Loan Parties shall sell or transfer all or substantially all of their assets to any Person other than a Loan Party, (ii) any Borrower shall merge or consolidate with another Person other than a Borrower in a transaction not permitted by this Agreement, (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner”, directly or indirectly, of more than fifty percent (50%) of the outstanding Common Stock (including shares of Common Stock issuable upon conversion of shares of Series 1 Preferred Stock of Cadiz), or (iv) Cadiz fails to own and control, directly or indirectly, 100% of the Capital Stock of each other Loan Party.

“Class”: (a) when used with respect to any Lender, refers to whether such Lender has a Loan with respect to a particular Class of Loans, and (b) when used with respect to Loans, refers to whether such Loans are Unsecured Convertible Loans, Secured Convertible Loans, Convertible Loans, Secured Loans or Non-Convertible Loans. Loans that have different terms and conditions, or that are made pursuant to different loan commitments, shall be construed to be in different Classes, and Loans that have the same terms and conditions and are made pursuant to the same loan commitments shall be construed to be in the same Class.

“Closing Date”: the date on which the conditions set forth in Section 4.1 are satisfied (or waived in accordance with Section 9.1), unless another date is agreed to in writing by the parties hereto.

“Closing Date Loans”: as defined in Section 2.1(a).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property owned by (a) the Loan Parties, or (b) any other Person, that is now owned or hereafter acquired by such Person, upon which a Lien is purported to be created by any Security Document.

“Common Stock”: the common Capital Stock, par value $0.01 per share, of Cadiz.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under section 414 of the Code.

“Company Intellectual Property”: all Intellectual Property necessary for the conduct of the business of the Loan Parties as currently conducted.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Convertible Lenders”: collectively, the Unsecured Convertible Lenders and the Secured Convertible Lenders, and individually, any Unsecured Convertible Lender or any Secured Convertible Lender.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Loans”: collectively, the Unsecured Convertible Loans and the Secured Convertible Loans, and individually, any Unsecured Convertible Loan or any Secured Convertible Loan.

“CRE”: as defined in the Preamble.

“Deed of Trust”: that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of July 2, 2021, made by and among Cadiz, CRE and Octagon, each as Trustor, to Title Company, as trustee, for the benefit of Agent, as beneficiary and as agent for the Lenders, as amended by that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of February 2, 2023, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Depositary Receipts”: means depositary receipts representing interests in shares of Preferred Stock.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, license or other disposition (including pursuant to a condemnation) thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Enforcement Qualification”: as defined in Section 3.3.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

“Environmental Report(s)”: as defined in Section 3.14(a).

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default”: any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, in each case, as amended.

“Excluded Assets”: as defined in the Security Agreement.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: that certain Credit Agreement, dated as of May 1, 2017 (as amended, restated or otherwise modified prior to the date hereof), among the Borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as agent.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an applicable intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of such Sections of the Code.

“FCPA”: as defined in Section 3.20(b).

“Fee Letter”: as defined in Section 2.10.

“First Amendment Effective Date”: February 2, 2023.

“Foreign Lender”: a Lender that is not a U.S. Person.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the standards or terms in this Agreement, then the Borrowers and the Agent agrees to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers and the Agent, all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantee Obligation”: as to any Person (the “Guaranteeing Person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the Guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “Primary Obligations”) of any other third Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

“Heerema”: collectively, Heerema International Group Services SA, or any of its affiliates (other than any Loan Party).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, there are no obligations of any Loan Party under the Lease Transaction that constitute Indebtedness for purposes of this Agreement.

“Indemnified Liabilities”: as defined in Section 9.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 9.5.

“Initial Subordinated Property”: that parcel of the Mortgaged Property more fully described on Exhibit F hereto.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, and whether registered, issued or subject to a pending application, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, software, trade secrets, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Date”: as defined in Section 2.4(a).

“Investments”: as defined in Section 6.6.

“IRS”: the United States Internal Revenue Service.

“Lease”: each of the Lease Agreement and the Limoneira Lease Agreement.

“Lease Agreement”: that certain Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, entered into among the Borrowers and the Lessee.

“Lease Documents”: the Lease Agreement, the Subordination Agreement relating to the Lease Agreement, the Option Agreement, the Memorandum of Lease, the Tenant Deed of Trust (as defined in the Subordination Agreement relating to the Lease Agreement) and the other agreements related thereto.

“Lease Transaction”: the lease of the Initial Subordinated Property to the Lessee pursuant to the Lease Agreement.

“Lender Conversion”: as defined in Section 2.13(a).

“Lender Conversion Date”: as defined in Section 2.13(a).

“Lender Conversion Price”: as defined in Section 2.13(a).

“Lender Conversion Shares”: as defined in Section 2.13(b)(i).

“Lenders”: as defined in the preamble hereto, which shall be used to refer to any Secured Lender, Unsecured Lender, Convertible Lender, Non-Convertible Lender, Secured Convertible Lender and Unsecured Convertible Lender, and each of their respective permitted successors and assigns.

“Lessee”: Fenner Valley Farm, LLC and its successors and permitted assigns under the Lease Agreement.

“Lien”: any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limoneira Lease Agreement”: that certain Cadiz-Limoneira Amended and Restated Lease dated February 2, 2015 by and between Cadiz and Limoneira Company (“Limoneira”).

“Loan” or “Loans”: an extension of credit under Section 2 by a Lender to the Borrowers in the form of a term loan, including any Secured Loans, Non-Convertible Loans, Convertible Loans, Secured Convertible Loans and any Unsecured Convertible Loans.

“Loan Commitment”: the commitment of a Secured Convertible Lender to make a Secured Convertible Loan, and “Loan Commitments” means such commitments of all Secured Convertible Lenders in the aggregate. The amount of each Secured Convertible Lender’s Loan Commitment, if any, is set forth in Schedule 1.1A or in the applicable Assignment and Assumption. The aggregate amount of the Loan Commitments with respect to the Secured Convertible Loans as of the Third Amendment Effective Date is $20,000,000.

“Loan Documents”: this Agreement, the Security Documents, the Warrants, the Fee Letter, any Project Guaranty, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the Borrowers and each of their Subsidiaries that provides any guaranty in support of the Obligations, including any Project Guaranty, or provides a Lien on any of its assets to secure the Secured Obligations, in each case, pursuant to any Loan Document.

“Longitudinal Lease Agreement”: that certain Longitudinal Lease Agreement dated September 17, 2008 by and between CRE and Arizona & California Railroad Company, a Delaware corporation (“ARZC”) as amended by that certain Amendment to Longitudinal Lease Agreement dated December 20, 2011.

“Losses”: as defined in Section 2.17(b).

“Material Adverse Effect”: (a) a material adverse effect on the business, property, operations, or condition (financial or other) of the Borrowers and their Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lenders hereunder or thereunder.

“Material Leased Property”: any material real property located in the United States in which any Loan Party or any of its U.S. Subsidiaries has a leasehold, subleasehold, easement or other real property interest (excluding any such real property that is used primarily for executive and administrative functions of any Loan Party).

“Material Real Property”: any material real property located in the United States owned in fee by any Loan Party or any of its U.S. Subsidiaries.

“Materials of Environmental Concern”: any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea- formaldehyde insulation.

“Maturity Date”: refers to the following date with respect to each Class of Loans, as applicable; June 30, 2027, with respect to the Secured Loans, and June 30, 2027, with respect to the Unsecured Convertible Loans.

“Memorandum of Lease”: that certain Memorandum of Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, entered into between CRE and the Lessee for the purpose of memorializing the Lease Agreement, which memorandum was recorded on February 10, 2016 as Instrument No. 2016-0053694 in the Official Records of San Bernardino County, California.

“Minimum Conversion Amount”: as defined in Section 2.13(b)(i).

“Mitigation Bank Land”: approximately 7,500 acres of land as described in the Fenner Valley Desert Tortoise Conservation Bank application dated September 4, 2013.

“Mortgage”: the Deed of Trust and each other mortgage, deed of trust, or deed to secure debt delivered hereunder or in connection herewith, as applicable, and any amendments, restatements, supplements or other modifications thereto, made by any Loan Party in favor of, or for the benefit of, the Agent for the benefit of the Secured Lenders (in each case in form and substance substantially similar to the Deed of Trust, with such changes thereto to which Agent shall reasonably consent to account for the law of the jurisdiction in which such mortgage, deed of trust or deed to secure debt, as applicable, is to be recorded).

“Mortgaged Property” and “Mortgaged Properties”: individually, a real property, and collectively, the real properties (including all buildings, fixtures or other improvements located thereon and other rights appurtenant thereto), as the context requires, listed on Schedule 1.1B, as to which the Agent for the benefit of the Secured Lenders has been granted a Lien pursuant to a Mortgage.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: with respect to any event (a) the cash proceeds actually received (directly or indirectly) from time to time in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, and (iv) any proceeds received as a result of unwinding any related Swap Agreements in connection with any related transaction, in each case net of (b) the sum of (i) all reasonable costs, fees and out-of-pocket fees, commissions, charges and expenses (including reasonable fees, costs and expenses related to appraisals, surveys, brokerage, finder, underwriting, arranging, legal, investment banking, placement, printing, auditor, accounting, title, environmental (including remedial expenses), title exceptions and encumbrances, and finder’s fees, success fees or similar fees and commissions) paid or payable by the Borrowers and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a casualty or a condemnation or similar proceeding), (u) the amount of all payments required to be made (or required to be escrowed) by the Borrowers and the Subsidiaries as a result of such event to repay (or establish an escrow, trust, defeasance, discharge or redemption account or similar arrangement for the repayment of) Indebtedness (other than the Obligations) secured by a Lien prior to the Lien of the Agent on such asset to the extent such Lien is permitted pursuant to Section 6.2 (provided that if any amounts in such accounts or subject to such agreements are released to the Borrowers and its Subsidiaries such amounts shall constitute Net Cash Proceeds upon release), (v) any reasonable relocation expenses incurred as a result of the disposition thereof, (w) any reasonable costs associated with unwinding any related Swap Agreements in connection with such transaction, any deduction of appropriate amounts to be provided by a Borrower or any of its Subsidiaries, (x) refunds contractually or legally due to customers that are Governmental Authorities, or contractors or sub- contractors of Governmental Authorities, in respect of such cash proceeds, (y) any deduction of appropriate amounts to be provided by a Borrower or any Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by such Borrower or Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (z) any amounts provided as a reserve, in accordance with GAAP, or amounts placed in escrow, against any purchase price adjustment associated with such Disposition, (iii) the amount of all Taxes (including transfer tax and recording tax) paid (or reasonably estimated to be payable) by the Borrowers and the Subsidiaries, and the amount of any reserves established by the Borrowers and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Responsible Officer of the applicable Borrower), and (iv) (v) all other amounts deposited in trust or escrow or paid for the benefit of any third party (other than Affiliates) or to which any third party (other than Affiliates) may be entitled in connection with such event; provided that any such amounts returned to the Borrowers or any Subsidiary or upon the reversal of any reserve described above shall constitute Net Cash Proceeds when actually received or reversed.

“Non-Convertible Lenders”: any Lender that has a Non-Convertible Loan at any time.

“Non-Convertible Loans”: as defined in Section 2.1(a).

“Non-Convertible Outstanding Loan Amount”: with respect to any Non-Convertible Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Non-Convertible Loans on such date. As of the Third Amendment Effective Date, the Non-Convertible Outstanding Loan Amount of each Non-Convertible Lender is set forth in Schedule 1.1A.

“Northern Pipeline”: an existing, and to be improved, 217-mile pipeline that runs from certain property owned by the Loan Parties through the Fenner Valley of Eastern San Bernardino County in a northwesterly direction with its terminus at Wheeler Ridge.

“Northern Pipeline Real Property Interests”: any material real property owned in fee or leasehold, subleasehold, easement or other interest in real property owned by a Loan Party or any of their Subsidiaries relating to the Northern Pipeline.

“Notice of Borrower Conversion”: as defined in Section 2.14(b).

“Notice of Lender Conversion”: as defined in Section 2.13(a).

“Obligations”: collectively, the Secured Obligations and the Unsecured Obligations.

“OFAC”: as defined in Section 3.20.

“Option Agreement”: an agreement evidencing the Lease Purchase Option (as defined in the Lease Agreement) in the form attached to the Lease Agreement as Exhibit E.

“Organizational Documents”: (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended, or in each case any such similar document. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register”: as defined in Section 9.6(b).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PIK Interest”: as defined in Section 2.1(a).

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”: the Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share, of Cadiz.

“Principal Market”: as defined in Section 2.14(a).

“Project”: the Cadiz Valley Water Conservation, Recovery and Storage Project, as described in the Project FEIR and the development and connection of the Northern Pipeline for the conveyance and delivery of water that is made available in accordance with applicable Requirements of Law.

“Project Documents”: those definitive agreements directly entered into in connection with the Project (including, but not limited to, each Water Purchase Agreement and lease of the Northern Pipeline), in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Project FEIR”: the certified Environmental Impact Report for the Project, for which SMWD was the lead agency, as it may be amended or supplemented from time to time.

“Project Pledge Agreement”: as defined in Section 6.4(k).

“Project Guaranty”: as defined in Section 6.4(k).

“Project Participant”: any entity identified in the Project FEIR as a “Project Participant” and any entity contracting for receipt of Project Water.

“Project Water”: groundwater produced and deliverable to Project Participants from the Fenner Valley Aquifer System.

“Recipient”: (a) the Agent or (b) any Lender.

“Recovery Event”: any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property.

“Register”: as defined in Section 9.6(a).

“Registrable Securities”: as defined in Section 2.17(b).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30)-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043.

“Required Lenders”: at any time, the Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.

“Required Secured Convertible Lenders”: at any time, the Secured Convertible Lenders holding more than 50% of the aggregate unpaid principal amount of the Secured Convertible Loans then outstanding.

“Required Secured Lenders”: at any time, the Secured Lenders holding more than 50% of the aggregate unpaid principal amount of the Secured Loans then outstanding.

“Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Stockholder Approval”: as defined in Section 2.13(b)(iii).

“Resale Registration Statement”: as defined in Section 2.17(b).

“Responsible Officer”: the chief executive officer, president or chief financial officer of each applicable Borrower, but in any event, with respect to financial matters, the chief financial officer of each applicable Borrower.

“Restricted Payments”: as defined in Section 6.5.

“Rules and Regulations”: the rules and regulations of the SEC.

“Sanctions”: as defined in Section 3.20.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Convertible Lender Conversion Price”: as defined in Section 2.13(a).

“Secured Convertible Lenders”: any Lender that has (a) a Loan Commitment or (b) a Secured Convertible Loans at any time.

“Secured Convertible Loans”: as defined in Section 2.1(b).

“Secured Lenders”: collectively, the Secured Convertible Lenders and the Non-Convertible Lenders, and individually, any Secured Convertible Lender or any Non-Convertible Lender.

“Secured Loans”: collectively, the Non-Convertible Loans and the Secured Convertible Loans, and individually, any Non-Convertible Loan or any Secured Convertible Loan.

“Secured Obligations”: the unpaid principal of and interest on (including interest thereon accruing after the maturity of the Secured Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Secured Loans and all other obligations and liabilities of the Borrowers to the Agent or to any Secured Lender in connection with its Secured Loans, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Agent or to any Secured Lender in connection with its Secured Loans that are required to be paid by the Borrowers pursuant to this Agreement) or otherwise.

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Security Agreement”: the Security Agreement, dated as of July 2, 2021, by the Borrowers and the Agent, substantially in the form of Exhibit D, as thereafter amended, restated, supplemented or otherwise modified from time to time.

“Security Documents”: the collective reference to the Security Agreement, the Deed of Trust, any other Mortgage, any Project Pledge Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any property of any Person to secure the Secured Obligations.

“Share Delivery Date”: as defined in Section 2.13(b)(ii).

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SMWD”: the Santa Margarita Water District.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Southern Pipeline”: a planned 43-mile pipeline that will run from certain property owned by the Loan Parties through Cadiz Valley in a southeasterly direction with its terminus at the Colorado River Aqueduct.

“Southern Pipeline Real Property Interests”: any material real property owned in fee or leasehold, subleasehold, easement or other interest in real property owned by a Loan Party or any of their Subsidiaries relating to the Southern Pipeline, including, but not limited to, the Longitudinal Lease Agreement.

“Subordination Agreements”: the Subordination, Nondisturbance and Attornment Agreements in the forms attached hereto as Exhibit G.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower.

“Suspension Event”: as defined in Section 2.17(b).

“Swap Agreement”: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment”: the Third Amendment to Credit Agreement and First Amendment to Security Agreement, entered into on the Third Amendment Effective Date, by and among the Borrowers and the Required Lenders, which amended this Agreement and the Security Agreement.

“Third Amendment Effective Date”: as defined in Section 4 of the Third Amendment.

“Threshold Price”: as defined in Section 2.14(a).

“Threshold Price Measuring Period”: as defined in Section 2.14(a).

“Title Company”: Fidelity National Title Company.

“Title Policy”: as defined in Section 4.1(g).

“U.S. Borrower”: any Borrower that is a U.S. Person.

“U.S. Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Subsidiary”: any Subsidiary that is a U.S. Person.

“U.S. Tax Compliance Certificate”: as defined in Section 2.12(g).

“United States” or “U.S.”: the United States of America.

“Unsecured Convertible Lender Conversion Price”: as defined in Section 2.13(a).

“Unsecured Convertible Lenders”: any Lender that has an Unsecured Convertible Loan at any time.

“Unsecured Convertible Loans”: as defined in Section 2.1(a).

“Unsecured Convertible Outstanding Loan Amount”: with respect to any Unsecured Convertible Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Unsecured Convertible Loans on such date. As of the Third Amendment Effective Date, the Unsecured Convertible Outstanding Loan Amount of each Unsecured Convertible Lender is set forth in Schedule 1.1A.

“Unsecured Obligations”: the unpaid principal of and interest on (including interest thereon accruing after the maturity of the Unsecured Convertible Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Unsecured Convertible Loans and all other obligations and liabilities of the Borrowers to the Agent or to any Unsecured Lender in connection with its Unsecured Convertible Loans, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees (including the Applicable Repayment Fee), indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Agent or to any Unsecured Lender in connection with its Unsecured Convertible Loans that are required to be paid by the Borrowers pursuant to this Agreement) or otherwise.

“VWAP”: as defined in Section 2.14(a).

“Warrants”: (a) warrants to purchase Common Stock issued by Cadiz to certain of the Lenders (or their respective nominees or designees) on the Closing Date, and (b) warrants to purchase Common Stock issued by Cadiz to certain of the Lenders (or their respective nominees or designees) on the Third Amendment Effective Date.

“Water Purchase Agreement”: a water purchase and sale agreement by and between Cadiz, CRE, FVMWC and one or more Project Participants providing for the sale of Project Water, as thereafter amended, restated, supplemented or otherwise modified from time to time.

“Withholding Agent”: any Loan Party and the Agent.

1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock of others, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, supplemented, or otherwise modified from time to time.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Changes in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.1 and such change shall result in a change in the method of calculation of any financial covenant (if any), standard or term found in this Agreement, either Borrowers or the applicable Lenders may by notice to the other, respectively, require that the Lenders and Borrowers negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of any Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by any Borrower or the applicable Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Notwithstanding anything to the contrary above or in the definition of “Capitalized Lease Obligation”, for purposes of all calculations and deliverables under this Agreement or any other Loan Document, (a) any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to (i) the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (ASC 842) or (ii) any changes in GAAP subsequent to the Closing Date, shall continue to be deemed an operating lease for all purposes hereunder, and (b) in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result or would have resulted in Capitalized Lease Obligations on the Closing Date hereunder (subject to the foregoing clause (a)) shall be considered capital leases hereunder. Without limiting the generality of the foregoing, Borrowers shall neither be deemed to be in compliance with financial covenant (if any) hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 2. AMOUNT AND TERMS OF LOANS

2.1 Loans; Borrowing Mechanics.

(a) Subject to the terms and conditions hereof, on the Closing Date, each Lender severally agreed to make, and the Borrowers agreed to borrow, certain term loans in the aggregate principal amount of $50,000,000 (“collectively, the “Closing Date Loans”). On the First Amendment Effective Date, after giving effect to prepayments of the Closing Date Loans in the amount of $15,000,000, certain amendments were made hereunder (i) to provide $15,000,000 of the remaining Closing Date Loans with the ability to be converted into Common Stock pursuant to Section 2.13 from time to time (the “Unsecured Convertible Loans”) and (ii) to provide that the remaining portion of the Closing Date Loans would not be entitled to conversion under this Agreement (the “Non-Convertible Loans”). As of the Third Amendment Effective Date, the aggregate Unsecured Convertible Outstanding Loan Amount of the Unsecured Convertible Loans that the Borrowers owe to the Unsecured Convertible Lenders is $15,994,839.05, and the aggregate Non-Convertible Outstanding Loan Amount of the Non-Convertible Loans that the Borrowers owe to the Non-Convertible Lenders is $21,200,000.00.

(b) Subject to the terms and conditions hereof, each Secured Convertible Lender severally agrees to make, and the Borrowers agree to borrow, on the Third Amendment Effective Date, a secured term loan that is entitled to conversion pursuant to Section 2.13 from time to time (the “Secured Convertible Loan”), in an amount not to exceed the Loan Commitment of each such Secured Convertible Lender. The Loan Commitment of each such Secured Convertible Lender will terminate in full upon the making of such Secured Convertible Loans on the Third Amendment Effective Date.

(c) The Borrowers shall deliver to the Secured Convertible Lenders a copy of the a fully executed Borrowing Notice delivered to the Agent not later than 12:00 noon (New York City time) (or such later time as the Secured Convertible Lenders may consent to in their sole discretion) two Business Days prior to the Third Amendment Effective Date with respect to the Secured Convertible Loans to be made on the Third Amendment Effective Date.

(d) Each Secured Convertible Lender shall make its Secured Convertible Loan available to the Agent not later than 12:00 noon (New York City time) on the Third Amendment Effective Date, by wire transfer of same day funds in Dollars, to the Agent’s account. Upon the satisfaction of the conditions precedent specified herein, including Section 4.1, the Agent made the proceeds of the Closing Date Loans available to the Borrowers on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Closing Date Loans received by the Agent from the Lenders to be credited to the account designated in the applicable Borrowing Notice. Upon satisfaction or waiver of the conditions precedent specified in Section 4 of the Third Amendment, the Secured Convertible Lenders shall make the proceeds of the Secured Convertible Loans available to the Borrowers on the Third Amendment Effective Date by wire transfer of same day funds in Dollars to the account designated by the Borrowers in the Borrowing Notice delivered to the Secured Convertible Lenders pursuant to Section 4 of the Third Amendment. The Secured Convertible Lenders shall promptly provide to the Agent evidence reasonably satisfactory to the Agent that the Secured Convertible Loans have been made to the Borrowers on such date, and upon receipt, the Agent shall record the making of such Loans on the Third Amendment Effective Date in the Register.

(e) The Borrowers shall not have any right to reborrow any portion of any Loan that may be repaid or prepaid from time to time.

2.2 Repayment of Loans. The outstanding principal amount of the Loans plus the Applicable Repayment Fee, if any, shall be due and payable on the applicable Maturity Date with respect to such Loans to the Agent for the account of each Lender of such Loans as set forth in the Register referenced in Section 9.6(a). Any repayment pursuant to this Section 2.2 shall be accompanied by the payment of any accrued and unpaid interest.

2.3 Optional Prepayments.

(a) At any time and from time to time, the Borrowers may prepay the Non-Convertible Loans or the Secured Convertible Loans, in whole or in part (in increments of not less than $100,000), upon at least, (x) with respect to a partial prepayment of such Loans, three (3) Business Days’ notice to the Agent, and (y) with respect to a prepayment in whole of such Loans, five (5) Business Days’ notice, which notice shall specify the principal amount of the Non-Convertible Loans or the Secured Convertible Loans to be prepaid, the total prepayment amount and the date on which such prepayment will be delivered to the Agent. Any optional prepayment pursuant to this clause (a) shall be accompanied by the payment of any accrued and unpaid interest on the principal amount of the Loans to be prepaid.

(b) The Agent shall deliver any prepayment notice it receives from the Borrowers under this Section 2.3(a) to the Lenders of such Loans to be prepaid within three (3) Business Days of receipt of such notice.

(c) The Borrowers shall not have any right to prepay the Loans other than as set forth in this Section 2.3 and as required by Section 2.6.

2.4 Interest Rates and Payment Dates.

(a) Interest on the Non-Convertible Loans shall be due quarterly in cash in immediately available funds on each March 31, June 30, September 30 and December 31 (each, an “Interest Date”). Interest on each of the Secured Convertible Loans or Unsecured Convertible Loans, as applicable, shall be due quarterly and paid in kind (“PIK Interest”) by adding such amount to the outstanding principal amount of the Secured Convertible Loans or Unsecured Convertible Loans, as applicable, on each Interest Date. Any PIK Interest added to the then outstanding principal balance of the Convertible Loans shall begin accruing interest at the interest rate set forth in this Section 2.4, beginning on and including the Interest Date on which such PIK Interest is added to the principal amount of the Convertible Loans. All PIK Interest added to the principal balance of the Convertible Loans will, for all purposes of the Loan Documents, constitute outstanding principal on such Convertible Loans.

(b) Interest on all Loans shall accrue on the outstanding principal amount of the Loans at a rate per annum equal to the Applicable Rate applicable to such Loan for such Loan from and including the Closing Date (or, with respect to the Secured Convertible Loans, the Third Amendment Effective Date) through but excluding the date of payment, prepayment or conversion.

(c) Upon the occurrence and during the continuation of an Event of Default, all outstanding amounts (whether or not overdue) under each Loan shall bear interest at a rate per annum equal to the Applicable Rate for such Loan plus four percent (4%) (“Default Interest”). In the case of (i) Non-Convertible Loans, Default Interest shall be paid in cash in immediately available funds on demand and (ii) Convertible Loans, Default Interest shall be paid in kind by adding such amount to the outstanding principal amount of such Convertible Loan on the demand of the Required Lenders.

2.5 Computation of Interest and Fees. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

2.6 Mandatory Prepayments.

(a) In the event of any Asset Sale pursuant to Section 6.4(a), the Borrowers shall, within five (5) Business Days after the receipt of Net Cash Proceeds of such Asset Sale, apply 100% of the Net Cash Proceeds of such Asset Sale to prepay all amounts due under the Loans and any Applicable Repayment Fee thereon in accordance with Section 2.7; provided that no prepayment shall be required under this Section 2.6(a) unless and until the aggregate Net Cash Proceeds received during any fiscal year from Asset Sales exceeds $250,000 in the aggregate (and only such amount in excess of the foregoing threshold amount shall be required to be applied to prepay the Loans); provided further that so long as no Event of Default has occurred and is continuing, the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds within three hundred sixty-five (365) days after receipt of such proceeds (or within one hundred eighty (180) days after such proceeds become subject to a binding commitment to reinvest such proceeds within three hundred sixty-five (365) days of receipt thereof), in assets of a kind used or useful in the business of a Borrower or any of its Subsidiaries. Subject to, and in addition to, the provisos in the preceding sentence, the Borrowers may (a) retain up to 50% of the first $10,000,000 of Net Cash Proceeds from an Approved Mitigation Bank Land Sale for working capital and general corporate purposes without having to make a mandatory prepayment with respect thereto and (b) retain any additional Net Cash Proceeds from an Approved Mitigation Bank Land Sale without having to make a mandatory prepayment with respect thereto; provided that (i) the Borrowers deliver a certificate to the Agent stating that such proceeds will be used to pay cash interest on the Loans pursuant to Section 2.4(a) within ten (10) days of receipt thereof, (ii) such proceeds are deposited in a deposit account subject to the control of the Agent, and (iii) upon the earlier of (x) the expiration of the period specified in the relevant certificate furnished to the Agent or (y) the occurrence and continuance of an Event of Default, such proceeds, if not theretofore so used, shall be used to prepay the Loans in accordance with Section 2.7.

(b) In the event of any Recovery Event, the Borrowers or any Subsidiary shall within five (5) Business Days after the receipt of Net Cash Proceeds of such Recovery Event, apply 100% of the Net Cash Proceeds of such Recovery Event first to prepay all amounts due under the Loans and the Applicable Repayment Fee thereon in accordance with Section 2.7; provided that that no prepayment shall be required under this Section 2.6(b) unless and until the aggregate Net Cash Proceeds received during any fiscal year from Recovery Events exceed $250,000 in the aggregate (and only such amount in excess of the foregoing threshold amount shall be required to be applied to prepay the Loans); provided further that, and so long as no Event of Default has occurred and is continuing, the recipient (other than Agent) of any Net Cash Proceeds from a Recovery Event may reinvest such proceeds within three hundred sixty-five (365) days after receipt of such proceeds (or within one hundred eighty (180) days after such proceeds become subject to a binding commitment to reinvest such proceeds within three hundred sixty-five (365) days of receipt thereof), in assets of a kind used or useful in the business of a Borrower or any of its Subsidiaries.

(c) In the event of any incurrence of Indebtedness by the Borrowers or the Subsidiaries (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.1), the Borrowers shall within five (5) Business Days apply 100% of the Net Cash Proceeds received with respect thereto to prepay amounts due under the Loans and any Applicable Repayment Fee thereon in accordance with Section 2.7.

(d) In the event of any public offering of Depositary Receipts, the Borrowers shall within five (5) Business Days, apply 75% of the Net Cash Proceeds received with respect thereto to prepay amounts due under the Loans and any Applicable Repayment Fee thereon in accordance with Section 2.7.

(e) The Agent shall deliver any notice of deposit it receives from the Borrowers under this Section 2.6 to the Lenders within three (3) Business Days.

2.7 Application of Mandatory and Optional Prepayments. Unless waived by the Required Lenders, all payments made pursuant to Section 2.2, Section 2.6 (subject to, upon the occurrence and during the continuation of any Event of Default, Section 5.5 of the Security Agreement with respect to the proceeds of Collateral) and 2.3(a) shall be applied (a) first, to pay all outstanding fees and other amounts owed to the Agent, (b) second, on a pro rata basis, to all amounts due under the Secured Loans and the Applicable Repayment Fee thereon (if any), and (c) third, on a pro rata basis, to all amounts due under the Unsecured Convertible Loans and the Applicable Repayment Fee thereon. Such payments shall permanently reduce the principal balance of the Loans prepaid thereby.

2.8 Remittance of Payments to the Lenders. All payments received by the Agent on behalf of the Lenders under this Agreement shall be remitted to the Lenders within one (1) Business Day following receipt thereof in accordance with the applicable terms hereof.

2.9 Relationship of the Lenders. (a) The Secured Lenders holding the Secured Loans shall, for the purposes of lien and payment priority hereunder, be considered one class of holders with a senior right to payment and a pari passu security interest in the Collateral supporting each of the Secured Loans of the Secured Lenders that, in each case, is senior and prior in right of payment and security to the treatment and payment of the Unsecured Convertible Loans held by the Unsecured Convertible Lenders, and (b) the Unsecured Convertible Lenders shall be considered a separate class of holders for such purpose and shall be unsecured with no right whatsoever in, to or with respect to the Collateral, and junior in right of payment to the Secured Lenders in all respects.

2.10 Fees. The Borrowers shall pay to the Agent, for its own account, the fees and other charges earned, due and payable in the amounts and at the times set forth in the fee letter dated as of the Closing Date (the “Fee Letter”). All fees shall be paid on the dates due, in immediately available funds, to the Agent as provided therein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

2.11 [Reserved].

2.12 Taxes.

(a) Defined Terms. For purposes of this Section 2.12, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W- 8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by a Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) Each Lender and the Agent agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Borrower and the Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) to the extent such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) Status of Agent. On or before the date that B. Riley Securities, Inc. (and any successor or replacement Agent) becomes the Agent hereunder, it shall deliver to the Borrowers duly executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrowers to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

2.13 Lender Conversion.

(a) Common Stock Conversion. Subject to the Requisite Stockholder Approval, if applicable, and prior to the Maturity Date applicable to such Loans, the applicable Convertible Lenders may, in their respective sole discretion from time to time (i) with respect to the Unsecured Convertible Loans, convert all or a portion of the outstanding principal amount of the Unsecured Convertible Loans in an aggregate amount of up to the sum of (x) $15,000,00.00 plus (y) any PIK Interest accrued thereon and added thereto plus (z) without duplication of any amount set forth in clause (y), any accrued and unpaid interest on the amounts in clauses (x) and (y), into shares of Common Stock at a conversion of price of $4.80 per share (the “Unsecured Convertible Lender Conversion Price”), and (ii) with respect to the Secured Convertible Loans, convert all or a portion of the outstanding principal amount of the Secured Convertible Loans in an aggregate amount of up to the sum of (x) $20,000,00.00 plus (y) any PIK Interest accrued thereon and added thereto plus (z) without duplication of any amount set forth in clause (y), any accrued and unpaid interest on the amounts in clauses (x) and (y), into shares of Common Stock at a conversion of price of $5.30 per share, subject to adjustment as provided herein (the “Secured Convertible Lender Conversion Price” and together with the Unsecured Convertible Lender Conversion Price, each, the respective “Lender Conversion Price”). Each Convertible Lender shall effect a conversion hereunder by delivering to Cadiz a Notice of Lender Conversion, the form of which is attached hereto as Exhibit I (each, a “Notice of Lender Conversion”), specifying therein the Class and amount of the Convertible Loans, together with accrued and unpaid interest thereon, if any, to be converted and the date on which such conversion shall be effected (each such date, a “Lender Conversion Date” and any such conversion, a “Lender Conversion”).

(b) Mechanics of Lender Conversion.

(i) Lender Conversion Shares. The Convertible Loans, together with accrued and unpaid interest thereon, if any, shall convert into a number of shares of Common Stock determined by dividing (x) the sum of (A) the aggregate principal amount of the Convertible Loans set forth in the Notice of Lender Conversion plus (B) accrued and unpaid interest on such principal amount by (y) the applicable Lender Conversion Price (the “Lender Conversion Shares”). Notwithstanding anything to the contrary contained herein and without the prior consent of the Borrowers, the Convertible Lenders may not convert, in each Notice of Lender Conversion, any portion of the Convertible Loans in the principal amount of less than $500,000 (the “Minimum Conversion Amount”).

(ii) Delivery of Certificate Upon Conversion. Not later than two (2) trading days after each Lender Conversion Date (the “Share Delivery Date”), Cadiz shall deliver, or cause to be delivered, to the Convertible Lenders or a designee of the Convertible Lenders a certificate or certificates representing the Lender Conversion Shares. If the resale of the applicable Lender Conversion Shares by the applicable Convertible Lenders is registered with the SEC pursuant to the Resale Registration Statement (as defined below) or another effective resale registration statement and no stop order is in effect with respect thereto, or such Lender Conversion Shares are eligible to be sold by the Convertible Lenders under Rule 144 without restrictions, such Lender Conversion Shares shall be delivered electronically through the Depository Trust Company or another established clearing entity performing similar functions and shall be free of restrictive legends and trading restrictions. If the Lender Conversion Date is prior to the date on which such Lender Conversion Shares are eligible to be sold under Rule 144 without restriction, or there is no registration statement in effect covering the applicable Lender Conversion Shares, the Lender Conversion Shares shall bear a restrictive legend in substantially the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(iii) Reservation of Shares of Common Stock and Requisite Stockholder Approval. Subject to the Requisite Stockholder Approval, if applicable, Cadiz shall reserve and make available out of its authorized but unissued capital stock, for the purpose of effecting the Lender Conversion and/or Borrower Conversion, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the Lender Conversion and/or Borrower Conversion. Any shares of Common Stock that are or may be required to be issued pursuant to the terms of this Agreement shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens or preemptive rights, will be issued in compliance with all applicable securities laws, including, without limitation, the Securities Act, and will be entitled to the benefits of the registration rights as set forth in Section 2.17. In the event Cadiz does not have a sufficient number of authorized shares of Common Stock to convert all of the Convertible Loans, together with accrued and unpaid interest thereon, if any, Cadiz shall use its best efforts to complete all corporate actions to increase the number of authorized shares of Common Stock (the “Requisite Stockholder Approval”).

(iv) Adjustment to Unsecured Convertible Lender Conversion Price for Dividends, Stock Splits, Combinations. If Cadiz shall, at any time or from time to time, (i) pay a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Unsecured Convertible Lender Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced. If Cadiz at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Unsecured Convertible Lender Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 2.13(b)(iv) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(c) Adjustments to Secured Convertible Lender Conversion Price.

(i) Stock Dividends and Stock Splits. If Cadiz shall, at any time or from time to time, (i) pay a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Secured Convertible Lender Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced. If Cadiz at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Secured Convertible Lender Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 2.13(c)(i) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(ii) Adjustments to Secured Convertible Lender Conversion Price for Diluting Issues. The provisions in this Section 2.13(c)(ii) apply solely to the Secured Convertible Loans and the Secured Convertible Lender Conversion Price.

(A) Special Definitions. For purposes of this Section 2.13(c)(ii), the following definitions shall apply:

(1) “Additional Shares of Common Stock” shall mean all Common Stock issued (or, pursuant to Section 2.13(c)(ii)(C) below, deemed to be issued) by Cadiz after the date of this Agreement; provided, however, such term shall exclude the issuances set forth below, provided that the aggregate number of shares of Common Stock and Common Stock Equivalents issued under clauses (e) through (j) below following the Third Amendment Effective Date shall not exceed 10% of the outstanding shares of Common Stock On a Fully Diluted Basis as of the Third Amendment Effective Date, inclusive of the Secured Convertible Loans and Warrants issued to the Secured Convertible Lenders on such date (collectively, the “Exempted Issuances”):

(a) as to any series of preferred stock outstanding as of the date of this Agreement, shares of Common Stock or Common Stock Equivalents issued as a dividend or distribution on such series of preferred stock;

(b) shares of Common Stock or Common Stock Equivalents issued by reason of a dividend, stock split, split-up or other distribution on Common Stock that is covered by Section 2.13(c)(i) herein;

(c) shares of Common Stock or Common Stock Equivalents issued to employees or directors of, or consultants or advisors to, Cadiz or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of Cadiz;

(d) shares of Common Stock or Common Stock Equivalents actually issued upon the exercise, conversion or exchange of the Common Stock Equivalents outstanding as of the date of this Agreement, in each case provided such issuance is pursuant to the terms of such Common Stock Equivalent;

(e) shares of Common Stock or Common Stock Equivalents issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, or any construction financing, equipment leasing or real property leasing transactions approved by the board of directors of Cadiz;

(f) shares of Common Stock or Common Stock Equivalents issued to suppliers, vendors or third party service providers in connection with the provision of water resources or other products or services, pursuant to transactions approved by the board of directors of Cadiz;

(g) shares of Common Stock or Common Stock Equivalents issued as acquisition consideration pursuant to the acquisition of another company by Cadiz, whether by merger, purchase of substantially all of the assets or other reorganization, in transactions approved by the board of directors of Cadiz;

(h) shares of Common Stock or Common Stock Equivalents issued pursuant to a joint venture agreement approved by the board of directors of Cadiz;

(i) shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisition of any assets approved by the board of directors of Cadiz;

(j) shares of Common Stock or Common Stock Equivalents issued in connection with project collaboration, project development, project construction, or similar agreements or strategic partnerships approved by the board of directors of Cadiz.

(2) “Common Stock Equivalents” means any securities, instrument or contract which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(3) “On a Fully Diluted Basis” means with respect to any given date, the total number of shares of Common Stock outstanding as of the close of business on such date after assuming and giving effect to the exercise or conversion of all outstanding Common Stock Equivalents (excluding the Series A Cumulative Perpetual Preferred Stock of Cadiz), without regard to any limitations on exercise or conversion thereof.

(B) No Adjustment of Secured Convertible Lender Conversion Price. No adjustment of the Secured Convertible Lender Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if Cadiz receives written notice from the Required Secured Convertible Lenders agreeing that no such adjustment shall be made as the result of such issuance or deemed issuance of such Additional Shares of Common Stock.

(C) Deemed Issue of Additional Shares of Common Stock.

(1) If Cadiz at any time or from time to time after the date of this Agreement shall issue any Common Stock Equivalents or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Common Stock Equivalents, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Common Stock Equivalents, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Common Stock Equivalent, the issuance of which resulted in an adjustment to the Secured Convertible Lender Conversion Price pursuant to the terms of Section 2.13(c)(ii)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Stock Equivalent (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Stock Equivalent) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Common Stock Equivalent or (2) any increase or decrease in the consideration payable to Cadiz upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Secured Convertible Lender Conversion Price computed upon the original issue of such Common Stock Equivalent (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Secured Convertible Lender Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Common Stock Equivalent. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Secured Convertible Lender Conversion Price to an amount which exceeds the lower of (i) the Secured Convertible Lender Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Common Stock Equivalent, or (ii) the Secured Convertible Lender Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Common Stock Equivalent) between the original adjustment date and such readjustment date.

(3) If the terms of any Common Stock Equivalent, the issuance of which did not result in an adjustment to the Secured Convertible Lender Conversion Price pursuant to the terms of Section 2.13(c)(ii)(D) (either because the consideration per share (determined pursuant to Section 2.13(c)(ii)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Secured Convertible Lender Conversion Price then in effect, or because such Common Stock Equivalent was issued before the date of this Agreement), are revised thereafter as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Stock Equivalent (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Stock Equivalent) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Common Stock Equivalent or (2) any decrease in the consideration payable to Cadiz upon such exercise, conversion or exchange, then such Common Stock Equivalent, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised or unconverted or unexchanged Common Stock Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Secured Convertible Lender Conversion Price pursuant to the terms of Section 2.13(c)(ii)(D), the Secured Convertible Lender Conversion Price shall be readjusted to such Secured Convertible Lender Conversion Price as would have obtained had such Common Stock Equivalent (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Common Stock Equivalent, or the consideration payable to Cadiz upon such exercise, conversion and/or exchange, is calculable at the time such Common Stock Equivalent is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Secured Convertible Lender Conversion Price provided for in this Section 2.13(c)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 2.13(c)(ii)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Common Stock Equivalent, or the consideration payable to Cadiz upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Common Stock Equivalent is issued or amended, any adjustment to the Secured Convertible Lender Conversion Price that would result under the terms of this Section 2.13(c)(ii)(C) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Secured Convertible Lender Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(D) Adjustment of Secured Convertible Lender Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event Cadiz shall at any time after the date of this Agreement issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.13(c)(ii)(C), without consideration or for a consideration per share less than the Secured Convertible Lender Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Secured Convertible Lender Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Secured Convertible Lender Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

“CP1” shall mean the Secured Convertible Lender Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Stock issuable upon exercise, conversion or exchange of Common Stock Equivalents outstanding immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by Cadiz in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(E) Determination of Consideration. For purposes of this Section 2.13(c)(ii), the consideration received by Cadiz for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by Cadiz, excluding amounts paid or payable for accrued interest; (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of Cadiz; and (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of Cadiz for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the board of directors of Cadiz; provided, however, the Required Secured Convertible Lenders may promptly object to either such determination by the board of directors and the fair market value shall be determined by an independent appraiser selected in good faith by the Required Secured Convertible Lenders and reasonably acceptable to Cadiz, the fees and expenses of which shall be paid by Cadiz.

(2) Common Stock Equivalents. The consideration per share received by Cadiz for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.13(c)(ii)(C) relating to Common Stock Equivalents, shall be determined by dividing: (y) the total amount, if any, received or receivable by Cadiz as consideration for the issue of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Cadiz upon the exercise, conversion or exchange of such Common Stock Equivalents, by (z) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Common Stock Equivalents.

(d) Miscellaneous.

(i) Calculations. All calculations regarding the adjustments applicable to the applicable Convertible Loans and the related Lender Conversion Price under this Section 2.13 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2.13, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Cadiz) issued and outstanding.

(ii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Loans. As to any fraction of a share which a Lender would otherwise be entitled to receive upon such conversion, Cadiz shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Lender Conversion Price or round up to the next whole share.

2.14 Borrower Conversion.

(a) Borrower Common Stock Conversion. Prior to the Maturity Date applicable to such Loans, if (i) the arithmetic average VWAP of Common Stock on The NASDAQ Stock Market, or such other national securities exchange on which the Common Stock is listed for trading (the “Principal Market”) for thirty (30) consecutive trading days (“Threshold Price Measuring Period”) exceeds 115% of the Unsecured Convertible Lender Conversion Price or the Secured Convertible Lender Conversion Price (as applicable, the “Threshold Price”); (ii) the Requisite Stockholder Approval has been obtained, if applicable; and (iii) no Event of Default under Section 7(a) or 7(f) has occurred or is continuing prior to the applicable Borrower Conversion Date, Cadiz may require such Convertible Lenders to convert all, but not less than all, of the then outstanding principal amount plus accrued and unpaid interest (less any tax required by law to be deducted or withheld) of the applicable Convertible Loans at the Unsecured Convertible Lender Conversion Price or Secured Convertible Lender Conversion Price, as applicable (“Borrower Conversion”) pursuant to the procedures set forth in Section 2.14(b). For purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (x) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by the Principal Market (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), or (y) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the applicable Convertible Lenders and subject to the prior written consent of Cadiz, the reasonable and documented fees and expenses of which shall be paid by Cadiz.

(b) Mechanics of Borrower Conversion. Not later than five (5) trading days after the last date of the Threshold Price Measuring Period, the Borrowers shall deliver to the applicable Convertible Lenders a written notice (the “Notice of Borrower Conversion”) requesting the Borrower Conversion, and such notice shall include (i) evidence that the Threshold Price for such Convertible Loans has been satisfied; (ii) the outstanding principal amount plus accrued and unpaid interest (less any tax required by law to be deducted or withheld) of the Class of Convertible Loans to be converted (the “Borrower Conversion Amount”); (iii) the date of Borrower Conversion, which shall not be later than five (5) trading days following the date of the Notice of Borrower Conversion (the “Borrower Conversion Date”); (iv) the number of shares of Common Stock to be issued to the Convertible Lenders pursuant to the Borrower Conversion (“Borrower Conversion Shares”). On the Borrower Conversion Date, Cadiz shall deliver, or cause to be delivered, to the Convertible Lenders or a designee of the Convertible Lenders a certificate or certificates representing the Borrower Conversion Shares. If the resale of the applicable Borrower Conversion Shares is registered with the SEC pursuant to the Resale Registration Statement (as defined below) or another effective resale registration statement and no stop order is in effect with respect thereto, or such Borrower Conversion Shares are eligible to be sold by the applicable Convertible Lenders under Rule 144 without restrictions, such Borrower Conversion Shares shall be delivered electronically through the Depository Trust Company or another established clearing entity performing similar functions and shall be free of restrictive legends and trading restrictions. If the Borrower Conversion Date is prior to the date on which such Borrower Conversion Shares are eligible to be sold under Rule 144 without restriction, or there is no registration statement in effect covering the applicable Borrower Conversion Shares, the Borrower Conversion Shares shall bear a restrictive legend in substantially the form provided in Section 2.13(b)(ii) above.

2.15 Beneficial Ownership Limitations. Notwithstanding anything to the contrary contained herein, no Lender Conversion or Borrower Conversion shall be effected by any Unsecured Convertible Lender or the Borrowers with respect to any Unsecured Convertible Lender, respectively, to the extent that after giving effect to the conversion set forth on the applicable Notice of Lender Conversion or Notice of Borrower Conversion, as applicable, such Unsecured Convertible Lender (together with such Unsecured Convertible Lender’s Affiliates, and any Persons acting as a group together with such Unsecured Convertible Lender or any of such Unsecured Convertible Lender’s Affiliates) (such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The Secured Convertible Lenders and their Attribution Parties shall not be subject to the Beneficial Ownership Limitation. For purposes of the preceding sentence, the number of shares of Common Stock beneficially owned by the applicable Unsecured Convertible Lenders and their Affiliates and Attribution Parties or Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Unsecured Convertible Loans with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of the Unsecured Convertible Loans beneficially owned by the applicable Unsecured Convertible Lender or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Cadiz subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the applicable Unsecured Convertible Lender or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.15, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.15 applies, the determination of whether the Unsecured Convertible Loans are convertible (in relation to other securities of Cadiz owned by the applicable Unsecured Convertible Lenders together with any Affiliates or Attribution Parties) and of which principal amount of the Unsecured Convertible Loans is convertible shall be in the sole discretion of the applicable Unsecured Convertible Lender, and the submission of a Notice of Lender Conversion shall be deemed to be the applicable Unsecured Convertible Lender’s determination of whether the Unsecured Convertible Loans may be converted (in relation to other securities of Cadiz owned by the applicable Unsecured Convertible Lender together with any Affiliates or Attribution Parties) and which principal amount of the Unsecured Convertible Loans is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each applicable Unsecured Convertible Lender subject to the Beneficial Ownership Limitation will be deemed to represent to Cadiz each time it delivers a Notice of Lender Conversion that such Notice of Lender Conversion has not violated the restrictions set forth in this paragraph and Cadiz shall have no obligation to verify or confirm the accuracy of such determination. Prior to the delivery of the Notice of Borrower Conversion, Cadiz shall consult with the applicable Unsecured Convertible Lenders to determine the applicability of the Beneficial Ownership Limitation to the Borrower Conversion and the appropriate number of Borrower Conversion Shares. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.15, in determining the number of outstanding shares of Common Stock, the applicable Unsecured Convertible Lenders may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Cadiz’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by Cadiz, or (iii) a more recent written notice by Cadiz or Cadiz’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the applicable Unsecured Convertible Lender, Cadiz shall within two (2) trading days confirm orally and in writing to the applicable Unsecured Convertible Lender the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Cadiz, including conversion of the Unsecured Convertible Loans, by the applicable Unsecured Convertible Lender or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Unsecured Convertible Loans held by the applicable Unsecured Convertible Lender. The applicable Unsecured Convertible Lender, upon not less than sixty-one (61) days’ prior notice to Cadiz, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.15; provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Unsecured Convertible Loans held by the applicable Unsecured Convertible Lender and the Beneficial Ownership Limitation provisions of this Section 2.15 shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to Cadiz. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.15 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Unsecured Convertible Loans acquired from any Unsecured Convertible Lender to which the Beneficial Ownership Limitation applies.

2.16 [Reserved].

2.17 Lender Registration Rights and Other Rights.

(a) Contemporaneously herewith, Cadiz and the Secured Convertible Lenders shall (1) enter into a third amendment to the Registration Rights Agreement, dated November 14, 2022 (the “Registration Rights Agreement”), whereby the Registrable Securities issuable to the Secured Convertible Lenders upon conversion of the Secured Convertible Loans will be included in the definition of “Registrable Securities” thereunder; and (2) amend the Board Observer and Nomination Right Agreement, dated on or about March 20, 2023, whereby the rights provided therein to the Secured Convertible Lenders or their Affiliates will remain in effect as long as any Secured Convertible Loan is outstanding.

(b) Reference is hereby made to the registration statement on Form S-3 filed by Cadiz and declared effective by the SEC on May 19, 2023 (SEC File No. 333-271807), registering the resale of the shares of Common Stock issuable upon conversion of the Unsecured Convertible Loans (the “Resale Registration Statement”). Cadiz will use its commercially reasonable efforts to (x) cause the removal of all restrictive legends from any Registrable Securities (as defined below) being sold under the Resale Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a Lender, cause the removal of all restrictive legends from any Registrable Securities held by such Lender that may be sold by such Lender without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (y) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (x) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. Cadiz will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, reasonably necessary to enable Unsecured Convertible Lenders to resell Registrable Securities pursuant to the Resale Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange and update or amend the Resale Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Lender Conversion Shares and Borrower Conversion Shares and any other equity security issued or issuable with respect to the Lender Conversion Shares and Borrower Conversion Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years, (B) the date all shares held by an Unsecured Convertible Lender may be sold by such Lender without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for Cadiz to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by an Unsecured Convertible Lender, or (D) when such securities shall have ceased to be outstanding. Unsecured Convertible Lenders agree to disclose their beneficial ownership, as determined in accordance with Rule 13d- 3 of the Exchange Act, of Lender Conversion Shares and Borrower Conversion Shares to Cadiz (or its successor) upon reasonable request to assist Cadiz in making the determination described above. Cadiz’s obligations to include the Lender Conversion Shares and Borrower Conversion Shares in the Resale Registration Statement are contingent upon Unsecured Convertible Lenders furnishing in writing to Cadiz such information regarding Lenders, the securities of Cadiz held by such Lenders and the intended method of disposition of the Lender Conversion Shares and Borrower Conversion Shares as shall be reasonably requested by Cadiz to effect the registration of the Lender Conversion Shares, and shall execute such documents in connection with such registration as Cadiz may reasonably request that are customary of a selling stockholder in similar situations provided that such Lenders shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Lender Conversion Shares and Borrower Conversion Shares. Unsecured Convertible Lenders shall not be entitled to use the Resale Registration Statement for an underwritten offering of Lender Conversion Shares. Notwithstanding anything to the contrary in this Agreement, Cadiz may suspend the use of the Resale Registration Statement if it determines that, in order for the Resale Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or if such use would materially affect a bona fide business or financing transaction of Cadiz or would require premature disclosure of information that would materially adversely affect Cadiz (each such circumstance, a “Suspension Event”); provided, that, (i) Cadiz shall not so suspend the use of the Resale Registration Statement for a period of more than forty-five (45) consecutive days or more than two (2) times in any three hundred sixty (360)-day period and (ii) Cadiz shall use commercially reasonable efforts to make the Resale Registration Statement available for the sale by Unsecured Convertible Lenders of their Lender Conversion Shares and Borrower Conversion Shares as soon as practicable thereafter. Upon receipt of any written notice from Cadiz (which notice shall not contain any material non-public information regarding Cadiz and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Lenders agree that (I) they will promptly discontinue offers and sales of the Lender Conversion Shares under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Lenders receive copies of a supplemental or amended prospectus (which Cadiz agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Cadiz that it may resume such offers and sales, and (II) it will maintain the confidentiality of any information included in such written notice delivered by Cadiz unless otherwise required by law or subpoena. At its expense, Cadiz shall advise the Lenders within two (2) Business Days(i) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for such purpose; and (ii) of the receipt by Cadiz of any notification with respect to the suspension of the qualification of the shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Cadiz shall indemnify and hold harmless the Unsecured Convertible Lenders (to the extent a seller under the Resale Registration Statement), the officers, directors, agents and employees of the Unsecured Convertible Lenders, each person who controls the Unsecured Convertible Lenders (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any prospectus included in the Resale Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding any Unsecured Convertible Lenders furnished in writing to Cadiz by Unsecured Convertible Lenders expressly for use therein or that Unsecured Convertible Lenders have omitted a material fact from such information. Cadiz shall notify Unsecured Convertible Lenders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 2.17 of which Cadiz is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Lender Conversion Shares by any Unsecured Convertible Lenders. Notwithstanding the forgoing, Cadiz’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Cadiz (which consent shall not be unreasonably withheld or delayed).

(d) The Unsecured Convertible Lenders shall, severally and not jointly with any other Lender in the conversion of Convertible Loans contemplated by this Agreement, indemnify and hold harmless Cadiz, its directors, officers, agents and employees, each person who controls Cadiz (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Resale Registration Statement, any prospectus included in the Resale Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Unsecured Convertible Lenders furnished in writing to Cadiz by the Unsecured Convertible Lenders expressly for use therein. In no event shall the liability of the Unsecured Convertible Lenders be greater in amount than the dollar amount of the net proceeds received by the Unsecured Convertible Lenders upon the sale of the applicable Lender Conversion Shares and Borrower Conversion Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Unsecured Convertible Lenders’ indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such Unsecured Convertible Lenders (which consent shall not be unreasonably withheld or delayed).

(e) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the reasonable and documented fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Notwithstanding anything to the contrary contained in Sections 8.7 and 9.5(b), the indemnification provided for under this Section 2.17 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(g) If the indemnification provided under this Section 2.17 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Unsecured Convertible Lenders shall be limited to the net proceeds received by such Unsecured Convertible Lender from the sale of Lender Conversion Shares and Borrower Conversion Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 2.17, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.17 from any person or entity who was not guilty of such fraudulent misrepresentation.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby jointly and severally represent and warrant to the Agent and each Lender that:

3.1 No Change. As of the Third Amendment Effective Date, since September 30, 2023, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.2 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (b), (c) or (d) above, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.3 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except for (i) those which have been duly obtained, those consents, authorizations, filings, notices or acts necessary to perfect or record the security interests and Liens created by any Security Document (or release existing Liens), and (iii) those, the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) (the “Enforcement Qualification”).

3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party in any manner that could reasonably be expected to result in a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

3.5 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

3.6 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

3.7 Ownership of Property; Liens. Each Loan Party has good and marketable fee simple, or local equivalent, title to, or a good and valid leasehold interest in, all its material real property (including, without limitation, the right to extract by any means and use, for domestic and agricultural purposes, for sale to third parties, and for any other purpose, water therefrom, subject to applicable Requirements of Law). Each Loan Party has good title to, or a valid leasehold interest in, all its other material property. None of such property referenced in this Section 3.7 is subject to any Lien, except as permitted by Section 6.2 or such other minor defects in title that do not interfere with such Loan Party’s ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The property subject to the Mortgage comprises all of the real property interests owned by the Loan Parties and their U.S. Subsidiaries (other than the Northern Pipeline, the Northern Pipeline Real Property Interests, the Southern Pipeline or the Southern Pipeline Real Property Interests); provided that the representations and warranties contained in this Section 3.7 are qualified in their entirety by reference to the Leases and the rights and interests granted thereunder. As of the Closing Date, other than the Longitudinal Lease Agreement and the Northern Pipeline Real Property Interests, there are no Material Leased Properties. No Loan Party or any of its Subsidiaries has any Contractual Obligation to purchase any material real property or interest in any material real property. There is no pending or, to the best knowledge of each Loan Party, threatened (in writing), appropriation, condemnation or like adverse proceeding materially affecting the Mortgaged Properties or any part thereof or of any sale or other disposition of the Mortgaged Properties or any part thereof in lieu of condemnation that could reasonably be expected to result in a Material Adverse Effect. Each Loan Party’s use of the Mortgaged Properties or any portion thereof does not, in any material respect, breach, violate or conflict with (i) any material covenants, conditions or restrictions of record applicable thereto and binding on any Loan Party or (ii) the terms and provisions of the Leases.

3.8 Intellectual Property. Each Loan Party owns, or is licensed to use, all Company Intellectual Property free and clear of all Liens except for Liens expressly permitted by Section 6.2 and Liens acceptable to the Agent and the Lenders. The Loan Parties have taken all reasonable actions necessary to protect the Company Intellectual Property necessary for the ownership and operation of the Business. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of Company Intellectual Property by each Loan Party does not infringe on the rights of any Person in any material respect.

3.9 Taxes. Each Loan Party has filed or caused to be filed all U.S. Federal income tax returns and all other material tax returns that are required to be filed by it and its Subsidiaries and has paid or caused to be paid all Taxes required to have been paid by it and its Subsidiaries (other than (i) those Taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves have been provided on the books of the relevant Loan Party in accordance with GAAP, or (ii) to the extent the failure to file such Tax return or pay such Tax would not reasonably be expected to result in a Material Adverse Effect). No tax Lien has been filed of record, which has not been withdrawn, and, to the knowledge of the Borrowers, no claim is being asserted in writing, with respect to any material unpaid Tax.

3.10 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, each Plan has satisfied the applicable “minimum funding standard” and has had no “waived funding deficiency” (as such terms are defined in section 412 of the Code and section 302 of ERISA) during the five-year period prior to the date on which this representation is made or deemed made, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No “prohibited transaction” (and the transactions contemplated by this Agreement, will not constitute, or indirectly result in, a “prohibited transaction” within the meaning of section 4975 of the Code or section 406 of ERISA) has occurred, or is expected to occur, which has subjected, or could subject, the Mortgaged Properties, a Borrower, or any officer, director or employee of a Borrower, or Trustee of any Single Employer Plan, administrator or other fiduciary to any tax or penalty on prohibited transactions imposed by either section 502 of ERISA or section 4975 of the Code or any other liability with respect thereto except as could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw partially or completely from any or all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.11 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board of Governors of the Federal Reserve System of the United States or any successor thereto) that limits its ability to incur Indebtedness.

3.12 Subsidiaries. As of the Third Amendment Effective Date, (a) Schedule 3.12 sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of such Subsidiary’s Capital Stock owned by any Loan Party or any other Subsidiary and (b) except as disclosed in public filings to the SEC, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary, except as created by the Loan Documents. Except as listed on Schedule 3.12, as of the Third Amendment Effective Date, no Subsidiary that is not a Loan Party owns any material assets.

3.13 Capitalization. Except as disclosed in filings made by Cadiz with the SEC, there are no outstanding shares of Capital Stock or subscriptions, options, warrants, calls, rights or other agreements or commitments (other than equity grants made pursuant to equity incentive plans duly adopted by the board of directors of Cadiz) of any nature relating to any Capital Stock of the Borrowers, except as created by the Loan Documents and as set forth in the underwriting agreement relating to the offer and sale of Depositary Receipts to be entered into on or about the date of this Agreement.

3.14 Environmental Matters.

(a) All Phase One, Phase Two, and other environmental assessments or reports, and all environmental compliance audits of or relating to the Mortgaged Properties (the “Environmental Reports”) in the possession or reasonable control of the Loan Parties, their consultants and advisors have been made available to the Lenders.

(b) Except as disclosed in the Environmental Reports, and as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) the Mortgaged Properties and, to the knowledge of the Borrowers, all other properties leased or operated by the Loan Parties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(ii) no Loan Party has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the business operated by any Loan Party (the “Business”), nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(iii) Materials of Environmental Concern have not been transported or disposed of by the Loan Parties, or to Borrowers’ knowledge, by any other Parties from the Mortgaged Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of by Borrowers at, on the Mortgaged Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(iv) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers, threatened in writing, under any Environmental Law to which any Loan Party is named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business;

(v) there has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of any Loan Party in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

(vi) no Loan Party has assumed any liability of any other Person under Environmental Laws.

3.15 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, any SEC Report or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Agent or the Lenders or filed with the SEC, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, any SEC Report or in any other documents, certificates and statements furnished to the Agent or the Lenders or filed with the SEC for use in connection with the transactions contemplated hereby and by the other Loan Documents.

3.16 Security Documents.

(a) The Security Agreement is effective to create in favor of the Agent, for the benefit of the Secured Lenders holding Secured Loans, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, except as enforceability may be limited by the Enforcement Qualifications. In the case of the Collateral described in the Security Agreement, to the extent such perfection is required thereunder, and subject to the limitations and exceptions contained therein, when financing statements and other filings required to be made thereunder in appropriate form are filed in the appropriate offices and the other actions required to be taken thereunder have occurred, the Lien granted pursuant to the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Security Agreement) under the Secured Loans, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.2).

(b) Each Mortgage is effective to create in favor of the Agent for the benefit of the Secured Lenders holding Secured Loans, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, except as enforceability may be limited by the Enforcement Qualifications, and when such Mortgage is filed in the appropriate offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties (as defined in such Mortgage) and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Mortgage) under the Secured Loans, in each case prior and superior in right to any other Person (except exceptions permitted by the Required Lenders in the Title Policies and other Liens permitted by Section 6.2). Schedule 1.1B lists, as of the Closing Date, each parcel of real property owned in fee by the Loan Parties and any of their U.S. Subsidiaries and each leasehold, subleasehold, easement and other real property interest in Material Leased Properties (in each case, other than the Northern Pipeline, the Northern Pipeline Real Property Interests, the Southern Pipeline, or the Southern Pipeline Real Property Interests). All of the properties listed on Schedule 1.1B as of the Closing Date shall be subject to a Mortgage.

3.17 Solvency. On the Third Amendment Effective Date, after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, the Borrowers and their consolidated Subsidiaries, taken as a whole, will be Solvent.

3.18 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

3.19 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party.

3.20 Sanctions; Anti-Corruption.

(a) No Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or Affiliate of any Borrower or any of its Subsidiaries is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly, or controlled by persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions.

(b) Each Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers and employees and the agents of such Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Each Borrower has instituted and maintains policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

SECTION 4. CONDITIONS PRECEDENT

4.1 Closing Date Conditions Precedent. The obligation of each Lender to make any Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.1, of the following conditions on or before the Closing Date:

(a) Loan Documents. (i) the Agent shall have received copies of each Loan Document executed and delivered by each applicable Loan Party and, in the case of this Agreement, each Lender and (ii) each Lender (or its nominee or designee) shall have received its pro rata share of Warrants, each with different pricing and vesting, for the purchase an aggregate of 1,000,000 shares of Common Stock.

(b) Borrowing Notice. The Agent shall have received a duly executed and delivered Borrowing Notice.

(c) Organizational Documents; Incumbency. The Agent shall have received (i) a copy of each Organizational Document of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as the Agent or the Lenders may reasonably request.

(d) Fees and Transaction Costs. All fees required to be paid on the Closing Date pursuant to this Agreement and the reasonable and documented legal fees of Morgan, Lewis & Bockius LLP, counsel to the Lenders, related to the Loan Documents shall, upon the making of the Loans, have been paid, which amounts may be offset against the proceeds of the Loans.

(e) Debt for Borrowed Money. On the Closing Date, after giving effect to the transactions contemplated hereby, none of the Loan Parties shall have any Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and (ii) any other Indebtedness permitted under Section 6.1. On or prior to the Closing Date, the Borrowers shall have executed documentation reasonably satisfactory to the Agent and the Lenders directing the Agent to use, upon the Closing, such portion of the proceeds of the Loans necessary to repay in full, for the account of the Borrowers, all amounts due under the Existing Credit Agreement pursuant to a payoff letter of Wells Fargo Bank, National Association as agent under the Existing Credit Agreement in form and substance reasonably acceptable to Agent and the Lenders, and on the Closing Date, following such repayment in full, the Borrowers shall have filed, or has made arrangements reasonably satisfactory to Agent to file, all documents or instruments necessary to release all Liens securing such debt or other obligations of Cadiz and its Subsidiaries thereunder being repaid on the Closing Date (and delivered evidence of such filing to the Agent and the Lenders).

(f) Governmental Authorizations and Consents. Each Loan Party shall have obtained all governmental authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agent and the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and except as set forth on Schedule 4.1(f), no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g) Collateral Requirements. In order to create in favor of the Agent, for the benefit of the Lenders holding Loans, a valid perfected first-priority security interest in the Collateral (provided, however, that for the avoidance of doubt, from and after the Third Amendment Effective Date, such security interest in the Collateral shall be held by the Agent only for the benefit of the Secured Lenders), subject to Liens expressly permitted by Section 6.2 and acceptable to the Agent, the Agent shall have received:

(i) evidence satisfactory to the Agent and the Lenders of the compliance by each Loan Party of its obligations under the Security Agreement and the other Security Documents (including their obligations to execute and/or deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) with respect to each Mortgaged Property, (i) a fully executed and notarized first priority Mortgage, in favor of the Agent, for the benefit of the Lenders, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Mortgaged Property, subject to the Liens permitted by Section 6.2(k), (ii)(x) American Land Title Association extended coverage lenders’ policies of title insurance or unconditional commitments therefor (which shall not include any general mechanics lien exception) insuring the Lien of each Mortgage as a valid first priority Lien on the Mortgaged Property (other than with respect to the Northern Pipeline and the Southern Pipeline) described therein, free of any other Liens other than as permitted by Section 6.2, issued by the Title Company with respect to each Mortgaged Property (each, a “Title Policy”), in amounts that are the lesser of either (A) the aggregate amount of the Loan Commitments or (B) 100% of the fair market value of each Mortgaged Property, together with such customary endorsements (other than any endorsements that require a survey) as the Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, and (y) evidence satisfactory to the Agent and the Lenders that such Loan Party has paid to the appropriate governmental authorities all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records, (iii) customary legal opinions relating to Borrowers and the Loan Documents, which opinions shall be in form, scope and substance, and from counsel, reasonably satisfactory to the Required Lenders and (iv) such other instruments and documents (including lien searches) as the Agent and the Lenders shall reasonably request;

(iii) the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent and the Lenders that the Liens indicated by such financing statements (or similar documents) are Liens permitted under Section 6.2 or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Agent and the Lenders for such release shall have been made);

(iv) evidence of the insurance required by the terms of Section 5.5, including certificates and endorsements with respect thereto, in each case, in form and substance reasonably satisfactory to the Agent and the Lenders; and

(v) evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(c)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Agent and the Lenders.

(h) Opinions of Counsel to Loan Parties. The Agent shall have received the favorable written opinions of Greenberg Traurig, LLP and Brownstein Hyatt Farber Schreck, LLP, counsel for Loan Parties, dated as of the Closing Date and covering such matters as the Agent and the Lenders may reasonably request and otherwise in form and substance reasonably satisfactory to the Agent and the Lenders.

(i) Solvency Certificate. On the Closing Date, the Agent shall have received a solvency certificate from a Responsible Officer of Cadiz dated as of the Closing Date, certifying that, after giving effect to the consummation of the transactions contemplated hereby and the Loans to be made on the Closing Date, the Borrowers and their respective Subsidiaries are and will be Solvent.

(j) Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Closing Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(k) No Material Adverse Effect. Since December 31, 2020, no event, circumstance or change shall have occurred which has had or would reasonably be expected to have a Material Adverse Effect.

(l) Closing Certificate. The Borrowers shall have delivered to the Agent a certificate dated as of the Closing Date, to the effect set forth in Section 4.1(j) above.

(m) Due Diligence. Each Lender shall have completed and be satisfied with the results of its due diligence investigations of the Borrowers and their respective Subsidiaries in connection with the transactions contemplated hereby.

(n) “Know Your Customer” Checks. The Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been requested not less than three (3) Business Days prior to the Closing Date.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any Loan or loan commitment or any other Obligations remain outstanding (other than with respect to contingent Obligations for which no claim has yet been made), each of the Borrowers shall, and shall cause each of its Subsidiaries to:

5.1 Financial Statements. Furnish to the Agent (which Agent agrees to distribute to each Lender within three (3) Business Days after receipt thereof):

(a) within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of Cadiz and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (except to the extent such “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, is given solely as a result of the Maturity Date of any Loan), by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing (it being understood that the delivery by the Borrowers of annual reports on Form 10-K of Cadiz and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.1(a) to the extent such annual reports include the information specified herein);

(b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of Cadiz and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) (it being understood that the delivery by the Borrowers of quarterly reports on Form 10-Q of Cadiz and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.1(b) to the extent such annual reports include the information specified herein); and

(c) at the request of the Agent and to the extent prepared for, and concurrently with the delivery to, Cadiz’s management or Board of Directors, after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated balance sheets of Cadiz and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Delivery of the reports and documents described in subsections (a), (b) and (c) above to the Agent is for informational purposes only, and the Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Cadiz’s compliance with any of its covenants hereunder.

5.2 Certificates; Other Information. Furnish to the Agent (which the Agent agrees to distribute to each Lender within three (3) Business Days after receipt thereof):

(a) upon Agent’s request (acting at the direction of the Required Lenders) at a cost to the Borrowers not to exceed Ten Thousand Dollars ($10,000), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by each Loan Party with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y);

(c) within five (5) days after the same are sent, copies of all financial statements and reports that a Borrower sends to the holders of any class of its debt securities or public equity securities and, within five (5) days after the same are filed, copies of all financial statements and reports that Cadiz may make to, or file with, the SEC; provided, however that such statements and reports required to be delivered pursuant to clause (c) shall be deemed delivered for purposes of this Agreement when posted to the public website of Cadiz or publicly available through the EDGAR System; and

(d) promptly, such additional financial and other information as the Agent may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof would not reasonably be expected to result in a Material Adverse Effect or is otherwise currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower.

5.4 Maintenance of Existence; Compliance.

(a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except (in the case of clause (i) above, solely with respect to Subsidiaries that are not Loan Parties), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance.

(a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and cause the Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.

5.6 Inspection of Property; Books and Records; Discussions.

(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

(b) permit representatives of the Agent and each Lender to concurrently visit and inspect any of its properties and examine and make abstracts from any of its books and records at a reasonable time and upon reasonable notice, during normal business hours, to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with their independent certified public accountants; provided, however, that so long as no Event of Default has occurred and is continuing, such inspection or audit shall not be made more than twice in any calendar year.

5.7 Notices. Promptly give notice to the Agent (which Agent agrees to distribute to each Lender within three (3) Business Days after receipt thereof):

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding that may exist at any time between any Loan Party and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Loan Party (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought, or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within thirty (30) days after a Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure of any Loan Party to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, a Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

5.8 Environmental Laws.

(a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

5.9 Additional Collateral, etc.

(a) With respect to any personal property of the type that would constitute Collateral (as defined in the Security Agreement) acquired after the Closing Date by any Loan Party (other than any such property that is (x) an Excluded Asset or (y) subject to a Lien expressly permitted by Section 6.2(f)) as to which the Agent, for the benefit of the Secured Lenders does not already have a perfected Lien by virtue of the existing Security Documents or otherwise, within thirty (30) days of such acquisition of property (or such later date agreed to by the Agent in its reasonable discretion), (i) execute and deliver to the Agent such amendments to the Security Agreement and such other documents as are necessary or advisable or required by applicable law to grant to the Agent, for the benefit of the Secured Lenders, a security interest in such property and (ii) take all actions that are required to be taken under the terms of the Security Agreement or the other Loan Documents to grant to the Agent, for the benefit of the Secured Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 6.2), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or other Loan Documents or by law.

(b) With respect to any After-Acquired Property (other than any such property that is (x) an Excluded Asset or (y) subject to a Lien expressly permitted by Section 6.2(f)) as to which the Agent, for the benefit of the Secured Lenders does not already have a perfected Lien by virtue of the existing Deed of Trust or otherwise, within thirty (30) days of such acquisition (or such later date agreed to by the Agent in its reasonable discretion), (i) execute and deliver to the Agent such amendments to the Deed of Trust or any other Mortgage and such other Mortgages or other documents as are necessary or advisable or required by applicable law to grant to the Agent, for the benefit of the Secured Lenders, a security interest in such property, (ii) deliver an amended and restated version of Schedule 1.1B which shall include a legal description of such After-Acquired Property, (iii) satisfy all of the requirements of Section 4.1(g)(ii) with respect to such After-Acquired Property (except to the extent such After-Acquired Property relates to the Northern Pipeline or the Southern Pipeline), and (iv) unless directed otherwise by the Agent, deliver a current (completed within one hundred eighty (180) days prior to the acquisition thereof) Phase I environmental site assessment with respect to such After Acquired Property in form and substance reasonably acceptable to the Agent; provided, however, that the Loan Parties are not required to deliver such assessment except to the extent such Loan Party, itself, receives an assessment in connection with such acquisition.

(c) Notwithstanding anything to the contrary contained in this Section 5.9 or in the UCC, the Agent shall not have any obligation to (i) prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensure the perfection, maintenance, priority or enforceability of any security interest granted pursuant to, or contemplated by, any Loan Document, (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) take any action to protect against any diminution in value of the Collateral.

5.10 Use of Proceeds. The proceeds of the Loans (a) made on the Closing Date shall be used (i) to fund a portion of the refinancing of the Existing Credit Agreement, (ii) to fund the segregated dividend account, (iii) for payment of transaction related expenses, and (iv) thereafter, for working capital needs, and for other general corporate purposes of the Borrowers and their Subsidiaries not in contravention of any Requirement of Law or of any Loan Document and (b) made on the Third Amendment Effective Date shall be used (i) for payment of transaction related expenses and (ii) for working capital needs, and for other general corporate purposes of the Borrowers and their Subsidiaries not in contravention of any Requirement of Law or of any Loan Document.

5.11 Sanctions; Anti-Corruption Laws. The Borrowers will maintain in effect policies and procedures designed to promote compliance by the Borrowers, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

5.12 [Reserved.].

SECTION 6. NEGATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any Loan or loan commitment or any other Obligations remain outstanding (other than with respect to contingent Obligations for which no claim has yet been made), each of the Borrowers shall not, and shall not permit any of its Subsidiaries to:

6.1 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (including, without limitation, Capital Lease Obligations) incurred to finance the acquisition, construction or improvement of any assets, and Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any one time outstanding;

(c) Indebtedness of any Loan Party to any other Loan Party; provided that, the Loan Parties shall promptly notify Agent thereof and upon the request of the Agent, any such intercompany loan is evidenced by a note that is pledged to the Agent for the benefit of the Lenders;

(d) Indebtedness existing on the Closing Date and described in Schedule 6.1 and extensions, renewals and refinancings thereof which do not increase the principal amount thereof;

(e) Indebtedness of a Loan Party under Swap Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate risks and not for speculative purposes;

(f) Indebtedness consisting of guaranty obligations of a Loan Party or any of its Subsidiaries incurred in the ordinary course of business for the benefit of such Loan Party or any wholly owned Subsidiary that is a Loan Party to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness;

(g) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(h) surety and appeal bonds, performance bonds, bid bonds, statutory bonds, appeal bonds, completion guarantee and similar obligations, in each case, issued in the ordinary course of business;

(i) customary indemnification obligations to purchasers in connection with permitted dispositions; and

(j) Indebtedness constituting unsecured debt in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

6.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for Taxes, assessments, or other governmental charges or levies that are not yet due or not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, zoning restrictions, encroachments, rights-of-way, irregularities of title, minor defects, restrictions and other similar non-monetary encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

(f) Liens securing Indebtedness of the Borrowers or any Subsidiary thereof incurred pursuant to Section 6.1(b); provided that (i) such Liens are incurred prior to ninety (90) days after such acquisition or the completion of such construction or improvement, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(g) Liens created pursuant to the Security Documents;

(h) any interest or title of a lessor under any lease entered into by the Borrowers or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(i) Liens arising out of any judgment awarded against a Borrower which have been discharged, vacated, reversed or execution thereof stayed pending appeal or that does not otherwise constitute an Event of Default under Section 7(h);

(j) Liens with respect to which the Borrowers or related lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Agent and which does not involve any material risk of the sale, forfeiture or loss of any interest in Borrower’s real or personal property;

(k) Liens described in a Title Policy issued by the Title Company, insuring priority in a Mortgage, and permitted by the Agent as of the Closing Date;

(l) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $800,000 at any one time outstanding;

(m) the leasehold interest of the Lessee in the Initial Subordinated Property pursuant to the Lease Transaction, and Liens on the Initial Subordinated Property expressly granted by or permitted under the Lease Agreement, including pursuant to a Tenant Deed of Trust (as defined in the Subordination Agreement relating to the Lease Agreement);

(n) the leasehold interest of Limoneira under the Limoneira Lease Agreement;

(o) [reserved];

(p) Liens of landlords and mortgagees of landlords; provided that such Liens (i) arise by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) are on fixtures and movable tangible property located on the real property leased or subleased from such landlord, and (iii) are for amounts not yet due or that are subject to a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(q) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions or upon securities in favor of securities intermediaries, solely to the extent incurred in connection with the maintenance of deposit accounts or securities accounts in the ordinary course of business;

(r) Liens on any property or asset acquired in connection with any permitted acquisition, or on any property or asset of any Subsidiary in existence at the time such Subsidiary is acquired; provided that (i) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any property or asset of any Loan Party other than the property and assets subject to such Liens at the time of such acquisition, and (ii) the applicable Indebtedness secured by such Lien is permitted under Section 6.1;

(s) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the ordinary course of business;

(t) any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(u) Liens granted on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.1; and

(v) Liens existing on the date of this Agreement and set forth on Schedule 6.2 and any renewals or extensions of such Liens (without increase in the priority or status thereof); provided that (i) the Indebtedness secured by such Liens is permitted under Section 6.1 and (ii) any such renewal or extension does not encumber any additional assets or properties of any Loan Party.

Notwithstanding anything in this Section 6.2 to the contrary, Borrowers shall not, and shall not permit any of their Subsidiaries to, create, incur, assume, or suffer to exist any Lien on all or any portion of the Northern Pipeline, the Northern Pipeline Real Property Interests, the Southern Pipeline, the Southern Pipeline Real Property Interests or any After-Acquired Leasehold Property, other than any Lien permitted by clauses (a), (b), (d), (e), (g), (h), (j) or (p) of this Section 6.2.

6.3 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that any Investment expressly permitted by Section 6.6 or any Asset Sale permitted under Section 6.4 may be structured as a merger, consolidation or amalgamation, except that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing:

(a) any Subsidiary of any Borrower that is a Loan Party may merge into any Borrower in a transaction in which such Borrower is the surviving entity;

(b) any Subsidiary of a Borrower may merge into any other Subsidiary of a Borrower in a transaction in which the surviving entity is a Subsidiary of a Borrower and (if any party to such merger is a Loan Party) a Loan Party; and

(c) any Subsidiary of a Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Borrower or to a Subsidiary of a Borrower which is a Loan Party.

6.4 Disposition of Property. Make any Asset Sale, other than

(a) Asset Sales that meet all of the following requirements:

(i) at the time of such Asset Sale, no Default or Event of Default shall exist or would result from such Asset Sale;

(ii) the purchase price for such Asset Sale shall be at fair market value (as reasonably determined by the board of directors of Cadiz and, if requested by the Agent, the Borrowers shall deliver a certificate of a Responsible Officer of the Borrowers certifying to that effect);

(iii) not less than 75% of the purchase price for such Asset Sale shall be paid to the Borrowers in the form of cash or Cash Equivalents by the transferee of any such assets or its Affiliates; and

(iv) such Asset Sale is not a Disposition of Capital Stock in a Borrower;

(b) dispositions of (i) inventory in the ordinary course of business (including, without limitation, the sale of water or water storage rights ) or (ii) equipment that is damaged, obsolete, worn out, replaced, is no longer used or useful, unmerchantable, or unsaleable, in each case, in the ordinary course of business;

(c) dispositions of cash or Cash Equivalents;

(d) any disposition or transfer of property or assets by (i) a Loan Party to any other Loan Party and (ii) any Subsidiary that is not a Loan Party to any Loan Party or to any other wholly-owned Subsidiary that is not a Loan Party;

(e) the sale, transfer or other disposition of assets in connection with the exchange for or acquisition of assets or rights used or useful in the business of the Loan Parties aggregating for such Loan Party and its Subsidiaries not more than $2,000,000 in the aggregate during the term of this Agreement;

(f) any involuntary loss, damage or destruction of property;

(g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(h) a Restricted Payment that does not violate Section 6.5 hereof or an Investment that does not violate Section 6.6 hereof;

(i) the granting of Liens not prohibited by Section 6.2 hereof;

(j) the sale, transfer, lease or other disposition of property of a Loan Party or any Subsidiary (including any disposition of property as part of a sale and leaseback transaction) aggregating for such Loan Party and its Subsidiaries not more than $1,000,000 individually, and $2,500,000 in the aggregate during any fiscal year of Cadiz; and

(k) disposition or transfer of property or assets related to the Project to a Person whereby (i) such Person is receiving an equity interest in the Project in exchange for such Loan Party’s or Subsidiary’s receipt of contractual rights to revenue generated by such property or assets, (ii) such transfer is otherwise required under the Project Documents, and (iii) such purchaser, assignee or transferee (w) becomes, at the time of such disposition or transfer, a guarantor hereunder pursuant to a guaranty in form and substance reasonably satisfactory to Agent (each, a “Project Guaranty”), (x) provides such agreements, documents and instruments as Agent may reasonably request to grant Agent a first priority Lien (subject to the Liens permitted by Section 6.2) on such transferred assets by the purchaser, assignee or transferee, (y) provides, or cause the applicable Loan Party to provide, to Agent such agreements, documents and instruments as Agent may reasonably request to pledge all of such Loan Party’s direct or beneficial ownership interest in such purchaser, assignee or transferee, and (z) provide to Agent all other documentation, which, in the Agent’s commercially reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

6.5 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower (collectively, “Restricted Payments”), except: (i) dividends payable solely in common stock of the Person making such dividend, (ii) Restricted Payments by any Subsidiary to a Borrower or any other Loan Party, (iii) Cadiz withholding or retiring to treasury shares of Common Stock issuable pursuant to equity incentive awards, in connection with applicable Tax withholding obligations, (iv) cash dividends payable in respect of Preferred Stock and Depositary Receipts.

6.6 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) intercompany Investments (i) by any Loan Party in another Loan Party or (ii) by any Subsidiary that is not a Loan Party in (A) another Subsidiary that is not a Loan Party or (B) a Loan Party and guarantees permitted by Section 6.1;

(d) Investments in the form of Swap Agreements permitted under Section 6.1(e);

(e) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with a Borrower or any of its Subsidiaries (including in connection with a permitted acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger and each such Investments are without recourse to any other Loan Party (unless such recourse would be otherwise permitted hereunder);

(f) Investments existing on the date of this Agreement and set forth on Schedule 6.6 and any extensions or renewals thereof so long as the aggregate amount of all such Investments and commitments to make Investments which are outstanding in reliance on this clause (f) is not increased at any time pursuant to the terms of such Investment in effect on the Closing Date; and

(g) redemptions of Depositary Receipts or shares of Preferred Stock pursuant to the certificate of designation for the Preferred Stock.

6.7 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than among the Loan Parties and their Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Loan Party or Subsidiary and upon fair and reasonable terms no less favorable to the relevant Loan Party or Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (c)  necessary for Cadiz to perform its obligations and exercise its rights pursuant to the Certificate of Designation.

6.8 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property that has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.

6.9 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which a Borrower or any Subsidiary has actual exposure and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower or any Subsidiary.

6.10 Changes in Fiscal Periods. Permit the fiscal year of a Borrower to end on a day other than December 31 or change a Borrower’s method of determining fiscal quarters.

6.11 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Parties to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets securing any such Indebtedness), (c) the Lease Agreement (which shall be limited to the Initial Subordinated Property subject to the Lease Agreement), (d) restrictions or conditions imposed by Law, (e) customary provisions in leases, subleases, licenses, asset sale agreements and other contracts restricting the grant of a security interest therein or the assignment thereof or the assets governed thereby, and (f) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary and does not apply to any Loan Party or any of its other Subsidiaries, or the properties of any such Person.

6.12 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of any Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, a Borrower or any other Subsidiary of such Borrower, (b) make loans or advances to, or other Investments in, any Borrower or any other Subsidiary of a Borrower or (c) transfer any of its assets to a Borrower or any other Subsidiary of a Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) imposed by law, or (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

6.13 Lines of Business..

(a) With respect to any Loan Party, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

(b) With respect to any Subsidiary that is not a Loan Party, engage in any material business activity, incur any material liabilities or own any material assets, other than those activities relating to the maintenance of its legal existence as an inactive Subsidiary.

6.14 Amendments to Organizational Documents. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Organizational Documents of any Borrower or any Subsidiary in a manner that is materially adverse to any Lender or the Agent (in their capacity as such).

6.15 Other Senior Indebtedness. Incur (i) any Indebtedness senior to the Secured Loans or (ii) except as set forth in Section 6.1(a) or Section 6.1(b), any Indebtedness pari passu with Secured Loans without the consent of the Required Lenders.

6.16 Lease Transaction. Either (a) amend, modify, waive, or supplement the terms of the Lease Agreement, the Subordination Agreement relating to the Lease Agreement, or the Memorandum of Lease without the consent of the Required Lenders (other than administrative changes of a technical or immaterial nature that are not adverse to the Lenders or changes to the legal description of the Leased Property (as defined in the Lease Agreement)), or (b) enter into any additional material documents with respect to the Lease Transaction without the consent of the Required Lenders, not to be unreasonably withheld or delayed.

6.17 Sanctions; Anti-Corruption Use of Proceeds. No Borrower will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Agent, Lender, or otherwise).

SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrowers shall fail to pay any principal of any Loan when due and payable in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 2.4 (other than with respect to the failure of the Borrowers to pay interest, which shall be covered by clause (a) above) Section 5.4(a), Section 5.7, Section 5.12, or Section 6 of this Agreement or Section 4.5 of the Security Agreement, or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to a Borrower from the Agent; or

(e) any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans or any other loans or Indebtedness permitted under Section 6.1(c) or Section 6.6(c)) on the scheduled or original due date with respect thereto beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

(f) (i) any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code) involving any Plan, (ii) any “unpaid minimum required contribution” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been paid, satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) the occurrence of a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of clause (f) above with respect to the Borrowers, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents, including, without limitation, the Applicable Repayment Fee, shall immediately become due and payable, and (B) if such event is any other Event of Default, upon the request of the Required Lenders, by notice to the Borrowers, the Agent shall declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the request of the Required Lenders, the Agent shall exercise on behalf of itself and the Lenders any or all rights and remedies available to it and the Lender under the Loan Documents or applicable law. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers. Any and all payments received by the Agent as a result of its exercise of remedies under the Security Documents and constituting proceeds of Collateral shall be applied as set forth in Section 5.5 of the Security Agreement. Any and all payments received by the Agent in respect of any Obligations in connection with an exercise of its remedies (other than any payments received by the Agent as a result of its exercise of remedies under the Security Documents and constituting proceeds of Collateral) shall be applied as follows:

first, to any costs, fees, expenses and other amounts incurred by the Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations (including the reasonable costs, fees and expenses of its agents and legal counsel, and any costs or expenses incurred in connection with the exercise by the Agent of any right or remedy under this Agreement or any other Loan Document that are required to be paid by the Borrowers pursuant to the terms of this Agreement or any other Loan Document);

second, to the ratable satisfaction of the Secured Obligations;

third, to the ratable satisfaction of the Unsecured Obligations; and

fourth, any balance of remaining Proceeds to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

Nothing in this Agreement or any of the other Loan Documents shall impair the Agent’s rights to enforce the rights and interests of the Lenders (subject to their relative priorities as to payment and rights and interests in and to the Collateral as set forth in this Agreement) for amounts owed to each such Lender hereunder and under the other Loan Documents following the Maturity Date until payment in full of the Obligations, and, subject to the provisions of this Section 7 and Section 9.1, to pursue any enforcement action or remedies at law or equity with respect to amounts owed to any Lender (subject to their relative priorities as to payment and rights and interests in and to the Collateral as set forth in this Agreement).

SECTION 8. THE AGENT

8.1 Appointment. Subject to Section 8.9, each Lender hereby irrevocably designates and appoints the Agent as the administrative agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent and the Agent shall not be bound by any other agreement, between any Lender and the Borrowers, to which it is not a party.

8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation. In no event shall the Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Agent has been advised of the possibility of such damages and regardless of the form of action. The Agent shall not incur any liability in connection with refusing to act based upon an oral instruction. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Phrases such as “satisfactory to the Agent”, “approved by the Agent”, “acceptable to the Agent”, “as determined by the Agent”, “in the Agent’s discretion”, “selected by the Agent”, “as requested by the Agent” and phrases of similar import authorize and permit the Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Agent in exercising such discretion, hereunder or under any of the Loan Documents, shall be acting on the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and shall be fully protected in, and shall incur no liability in connection with, acting (or failing to act) pursuant to such instructions. With regards to any action or refusal to act that involves discretion, the Agent shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Loan Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and shall not be liable for any such delay in acting. If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Agent (a) shall furnish to the Borrowers prompt written notice thereof and (b) is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do so), ratably according to their respective holding of the outstanding Loans in effect on the date on which indemnification is sought under this Section 8.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including the cost of successfully defending itself against a claim brought by a party hereto) that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Agent’s gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of the Agent.

8.8 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Agent were not an Agent. The terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Agent. The Agent may resign as Agent upon ten (10) days’ notice to the Lenders and the Borrowers, and the Required Lenders may remove the Agent from such role upon thirty (30) days’ notice to such Agent. If the Agent shall resign or be removed as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or (f) with respect to a Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be removed, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Agent by the date that is 10 days following a retiring Agent’s notice of resignation or 30 days following notice from the Required Lenders of removal to Agent being removed, as applicable, the retiring Agent’s resignation or Agent’s removal, as applicable, shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent or Agent’s removal, as applicable, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Any corporation or other company into which the Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or other company succeeding to the business of the Agent shall be the successor of the Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

8.10 Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes the Agent, (i) to release or re-assign any Lien on any property granted to or held by the Agent under any Loan Document (including any Mortgaged Property and any rights or agreements under any Subordination Agreement relating to any Mortgaged Property) upon (x) the indefeasible payment in full of all Obligations in accordance with this Agreement (other than indemnification and other contingent obligations, in each case, not then due and owing) or (y) as required by Section 2.3, and (ii) so long as no Event of Default has occurred, to subordinate the Liens of the Agent on the Initial Subordinated Property to the Lessee by the execution and delivery of the Subordination Agreement relating to the Lease Agreement. Upon request by any Loan Party for the release, re-assignment or subordination contemplated above, the Required Lenders shall confirm in writing the Agent’s authority to release, re-assign or subordinate its interest in the Initial Subordinated Property pursuant to this Section 8.10 and direct the Agent to enter into the applicable documentation, including any such Subordination Agreement. The Loan Party that has granted the Collateral being subordinated will provide an officer’s certificate to the Agent certifying that the subordination of such Collateral complies with the terms of the Loan Documents. Upon receipt of such confirmation and direction of the Required Lenders and certification by the applicable Loan Party, the Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party a Subordination Agreement to subordinate its interest in such item.

8.11 Agent’s Lease Purchase Options. At the instruction of the Required Lenders, the Agent shall exercise the purchase right granted to the Agent pursuant to Section 4(b)(i) or 4(b)(ii) of the Subordination Agreement relating to the Lease Agreement. The Agent shall notify each Lender of the purchase right being exercised and the date on which the Agent will exercise such purchase right. The Agent (at the direction of the Required Lenders) shall offer each Lender an opportunity to participate in such purchase, either directly or indirectly through a special purpose vehicle established by the Lenders for such purpose, in proportion to such Lender’s pro rata share of the Loans as of such date. Each Lender shall have the right but not the obligation to participate in such purchase. The Lenders electing to participate shall (i) severally provide one hundred percent of the funds required to exercise such purchase option (together with funds provided by the other electing Lenders), with each such Lender agreeing to pay a portion thereof in proportion to its Loans hereunder vis-à-vis each other electing Lender, and (ii) give instructions to the Agent to take all steps that may be necessary to exercise such right. Each such Lender shall be allocated a ratable ownership interest in the acquired special purpose vehicle or property so purchased equal to its share of the total amount paid in the exercise of such purchase option.

SECTION 9. MISCELLANEOUS

9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Agent, the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that, in the case of clause (a) and clause (b) hereof, no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (iv) release all or substantially all of the Collateral, or amend, modify or waive the last paragraph of Section 5.5 of the Security Agreement, in each case without the written consent of all Secured Lenders; (v) amend or modify Section 2.13 or Section 2.14 in any manner that would adversely affect the conversion rights of any Convertible Lender thereunder without the written consent of each Convertible Lender directly adversely affected thereby; (vi) amend Section 2.7 or Section 2.9 or the last paragraph of Section 7 without the written consent of all Lenders; or (vii) impose any greater restriction on the ability of any Lender (compared to the ability of the other Lenders) to assign any of its rights or obligations hereunder without the written consent of such Lender. Notwithstanding the foregoing, no amendment, modification or waiver shall affect the rights or duties of the Agent, under this Agreement or any other Loan Document, without the prior written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of telecopy or other electronic notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

Borrowers:

Cadiz Inc.

550 South Hope Street, Suite 2850

Los Angeles, CA 90017

Attention: Chief Financial Officer

Telecopy: (213) 271-1614

Telephone: (213) 271-1600

E-mail: sspeer@cadizinc.com

with a copy to:

Norton Rose Fulbright US LLP

1045 W Fulton Market, Suite 1200

Chicago, IL 60607

Attention: Kevin Friedmann

Telephone: (312) 964-7763

E-mail: kevin.friedmann@nortonrosefulbright.com

Agent:

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171
Attention: Daniel R. Palmadesso
Telephone: (646) 885-5548
E-mail: dpalmadesso@brileyfin.com

with a copy to:

Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention: Albert Lung
Telephone: (650) 843-7263
E-mail: albert.lung@morganlewis.com

Unsecured Convertible Lenders:

BRF Finance Co., LLC

11100 Santa Monica Blvd., 8th Floor

Los Angeles, CA 90025

Attention: Phil Ahn

Telephone: 818.746.9194

BRC Partners Opportunity Fund L.P.

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Attention: Wes Cummins

Telephone: 214.556.2465

272 Capital Master Fund Ltd.

c/o Ogier Global (Cayman) Limited,

89 Nexus Way, Camana Bay

Grand Cayman KY1-9009

Attention: Wes Cummins

Telephone: 214.556.2465

with a copy to:

Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention: Albert Lung
Telephone: (650) 843.7263
E-mail: albert.lung@morganlewis.com

Non-Convertible Lenders and Secured Convertible Lenders:

HHC $ Fund 2012
c/o Heerema International Group Services SA
81 Route de Florissant
1206 Geneve
Attention: Jacobus (Jack) Muller
Telephone: ***
E-mail: ***

with a copy to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Brian Lee
Telephone: (212) 768-6926
E-mail: brian.lee@dentons.com

; provided that any notice, request or demand to or upon the Agent or the Lenders shall not be effective until received. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent. The Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

9.5 Payment of Expenses and Taxes; Indemnification.

(a) The Borrowers agree to pay or reimburse the Agent for all reasonable and documented out- of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable, documented and out-of-pocket fees and disbursements of one counsel to the Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrowers prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agent shall deem appropriate,

(b) The Borrowers agree (i) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Agent, (ii) to pay, indemnify, and hold the Agent and the Lenders harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, and (iii) to pay or reimburse each Lender and the Agent for any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents; provided that to the extent that the costs and expenses referred to in this clause (iii) consist of fees, costs and expenses of counsel, Borrowers shall only be obligated to pay such reasonable and documented out-of-pocket fees, costs and expenses for one firm of counsel for Agent and one firm of counsel for the Lenders, and, if necessary, a single firm of local counsel to Agent together with the Lenders in each appropriate jurisdiction and a single special or regulatory counsel to Agent to the extent necessary or appropriate in each specialty area, in each case, incurred in connection with the Loan Documents or related transactions.

(c) The Borrowers agree to pay, indemnify, and hold the each Lender and the Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans, (ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Mortgaged Properties, or (iii) actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (including the cost of successfully defending itself against a claim brought by a party hereto) (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agree not to assert and to cause its Subsidiaries not to assert, and hereby waive and agree to cause their Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

(d) All amounts due under this Section 9.5 shall be payable not later than ten (10) days after written demand therefor. The agreements in this Section 9.5 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of the Agent.

9.6 Successors and Assigns; Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Agent (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) the Lenders may not assign or otherwise transfer its rights or obligations hereunder to an assignee (“Assignee”) without the prior written consent of the Borrowers (such consent of the Borrowers not to be unreasonably withheld or delayed), which consent shall not be required (A) during the existence of a Default or Event of Default, or (B) during the existence of a default under any material Contractual Obligation of any Borrower; provided, further, that, (other than to a Lender or an Affiliate of a Lender), the amount of Loans of the assigning Lender subject to each assignment (aggregating any such assignments by Affiliates) shall not be less than $15,000,000, unless the Borrowers and the Agent otherwise agree. Subject to acceptance and recording thereof pursuant to this Section 9.6, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of). The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), and any written consent to such assignment required by this Section 9.6, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(b) Any Lender may, without the consent of the Borrowers or the Agent, sell participations to one or more entities in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent. This Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9 Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any such party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.11 Submission to Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.12 Acknowledgments. Each of the Borrowers hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrowers and the Lender.

9.13 Confidentiality. Each of the Agent and each Lender agrees to keep confidential all material non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement that is designated as confidential; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (a) to the Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 9.13, to any actual or prospective Assignee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document. The Agent and each Lender further agrees that it shall not engage in any public purchases or sales of any securities of Cadiz for so long as the Agent or such Lender possesses material non-public information about the Borrowers.

9.14 Waivers of Jury Trial. EACH OF THE BORROWERS, THE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Intentionally Omitted]

SCHEDULE 1.1A

OUTSTANDING LOANS AND LOAN COMMITMENTS1

SECURED CONVERTIBLE LOAN COMMITMENTS

Secured Convertible Lenders	Loan Commitments
HHC $ Fund 2012	$20,000,000.00
Total:	$20,000,000.00

NON-CONVERTIBLE LOANS

Non-Convertible Lenders	Non-Convertible Outstanding Loan Amount
HHC $ Fund 2012	$21,200,000.00
Total:	$21,200,000.00

UNSECURED CONVERTIBLE LOANS

Unsecured Convertible Lenders	Unsecured Convertible Outstanding Loan Amount
BRF Finance Co. LLC	$7,997,419.52
BRC Partners Opportunity Fund L.P.	$3,703,018.50
272 Capital Master Fund Ltd	$4,294,401.02
Total:	$15,994,839.04

[1]	As of the Third Amendment Effective Date.

A-1

EXHIBIT I

FORM OF NOTICE OF LENDER CONVERSION

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90017
Attention: Chief Financial Officer

Re: Notice of Lender Conversion

Reference is made to that certain Credit Agreement, dated as of July 2, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cadiz Inc., a Delaware corporation (“Cadiz”), Cadiz Real Estate LLC, a Delaware limited liability company, the lenders from time to time party thereto (the “Lenders”), and B. Riley Securities, Inc., as administrative agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The undersigned hereby elects to convert principal and accrued and unpaid interest, if any, on the [Secured/Unsecured] Convertible Loans held by the undersigned under the Credit Agreement, into shares of Common Stock of Cadiz as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Cadiz in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Lender Conversion, the undersigned represents and warrants to Cadiz that its ownership of the Common Stock does not exceed the amounts specified under Section 2.15 of the Credit Agreement, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of [Secured/Unsecured] Convertible Loans to be Converted: $___________________

Accrued and Unpaid Interest to be Converted: $___________________

Number of shares of Common Stock to be issued:

Signature:

Name:

Delivery Instructions:

EXHIBIT B

AMENDED SECURITY AGREEMENT

[Attached]

Execution Version

EXHIBIT B

CONFORMED SECURITY AGREEMENT

SECURITY AGREEMENT

made by

CADIZ INC.,

CADIZ REAL ESTATE LLC,

ATEC WATER SYSTEMS, LLC,

OCTAGON PARTNERS LLC,

and

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO

as Loan Parties,

in favor of

B. RILEY SECURITIES, INC.,

as Agent

Dated as of July 2, 2021

as amended as of March 6, 2024

SECTION 1.	DEFINED TERMS	B-1
1.1	Definitions	B-1
1.2	Other Definitional Provisions	B-4
SECTION 2.	GRANT OF SECURITY INTEREST	B-4
SECTION 3.	REPRESENTATIONS AND WARRANTIES	B-6
3.1	Title; No Other Liens	B-6
3.2	Perfected First Priority Liens	B-6
3.3	Jurisdiction of Organization; Chief Executive Office	B-6
3.4	Real Property	B-6
3.5	Inventory and Equipment	B-6
3.6	Farm Products	B-6
3.7	Investment Property	B-7
3.8	Receivables	B-7
3.9	Intellectual Property	B-7
3.10	Deposit Accounts and Securities Accounts	B-8
3.11	Letter-of-Credit Rights	B-8
3.12	Commercial Tort Claims	B-8
SECTION 4.	COVENANTS	B-8
4.1	Delivery of Instruments, Certificated Securities and Tangible Chattel Paper	B-8
4.2	[Reserved]	B-8
4.3	Maintenance of Perfected Security Interest; Further Documentation	B-8
4.4	Changes in Locations, Name, etc.	B-9
4.5	[Reserved]	B-9
4.6	Investment Property	B-9
4.7	Receivables	B-10
4.8	Deposit Accounts and Securities Accounts	B-11
4.9	Letters of Credit	B-11
4.10	Equipment	B-11
4.11	General Intangibles	B-11
4.12	Commercial Tort Claims	B-11

i

SECTION 5.	REMEDIAL PROVISIONS	B-12
5.1	Certain Matters Relating to Receivables	B-12
5.2	Communications with Obligors; Loan Parties Remain Liable	B-12
5.3	Pledged Stock	B-13
5.4	Proceeds to Be Turned Over to Agent	B-13
5.5	Application of Proceeds	B-14
5.6	Code and Other Remedies	B-15
5.7	Deficiency	B-15
SECTION 6.	MISCELLANEOUS	B-16
6.1	Amendments in Writing	B-16
6.2	Notices	B-16
6.3	No Waiver by Course of Conduct; Cumulative Remedies	B-16
6.4	Enforcement Expenses; Indemnification	B-16
6.5	Successors and Assigns	B-16
6.6	Set-off	B-17
6.7	Counterparts	B-17
6.8	Severability	B-17
6.9	Section Headings	B-17
6.10	Integration	B-17
6.11	Governing Law	B-18
6.12	Submission to Jurisdiction; Waivers	B-18
6.13	Acknowledgments	B-18
6.14	Releases	B-19
6.15	Waiver of Jury Trial	B-19
6.16	The Agent	B-19

ii

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 2, 2021, made by Cadiz Inc., a Delaware corporation (“Parent”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”), ATEC Water Systems, LLC, a Delaware limited liability company (“ATEC”), Octagon Partners LLC, a California limited liability company (“Octagon”; and together with Parent, CRE, ATEC and any other entity that may become a party hereto as provided herein, the “Loan Parties”), in favor of B. Riley Securities, Inc., as administrative agent and collateral agent (in such capacity, the “Agent”), on behalf of the Secured Lenders under the Credit Agreement, dated as of July 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the other Loan Parties (as defined in the Credit Agreement) party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and the Agent.

W I T N E S S E T H:

WHEREAS, it is a condition precedent to the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises hereunder, and to induce the Agent and the Secured Lenders to enter into the Credit Agreement, each Loan Party hereby agrees with the Agent as follows:

SECTION 1.
DEFINED TERMS

1.1  Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Control, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations. The following terms shall have the following meanings:

(a)  “Agreement”: this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)  “Borrower Obligations”: the collective reference to the Secured Obligations, as defined in the Credit Agreement.

(c)  “Collateral”: as defined in Section 2.

(d)  “Collateral Account”: any collateral account established by the Agent as provided in Section 5.1 or 5.4.

(e)  “Copyright Licenses”: any written agreement naming any Loan Party as licensor or licensee (including, without limitation, those listed in Schedule 7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

(f)  “Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 7), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

(g)  “Deposit Account”: as such term is defined in the New York UCC, including the deposit accounts listed on Schedule 8.

(h)  “Excluded Account(s)”: as defined in Section 4.8.

(i)  “Excluded Assets”: as defined in Section 2.

(j)  “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

(k)  “Intercompany Note”: any promissory note evidencing loans made by any Loan Party to another Loan Party.

(l)  “Investment Property”: the collective reference to (i) all “Investment Property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) in any event, all Pledged Notes and all Pledged Stock.

(m)  “Issuers”: the collective reference to each issuer of any Investment Property.

(n)  “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

(o)  “Loan Party Obligations”: with respect to any Loan Party (other than a Borrower), all obligations and liabilities of such Loan Party to the Secured Lenders which may arise under or in connection with this Agreement or any other Loan Document to which such Loan Party is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent that are required to be paid by such Loan Party pursuant to the terms of this Agreement, any other Loan Document).

(p)  “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 7.

(q)  “Patents”: (i) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 7, (ii) all applications for letters patent of the United States, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

(r)  “Pledged Notes”: all promissory notes listed on Schedule 2 and all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party.

(s)  “Pledged Stock”: (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or directly held by, any Loan Party while this Agreement is in effect.

(t)  “Proceeds”: all “Proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

(u)  “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

(v)  “Required Secured Lenders”: at any time, the Secured Lenders holding more than 50% of the aggregate unpaid principal amount of the Secured Loans then outstanding.

(w)  “Secured Obligations”: (i) in the case of the Borrowers, the Borrower Obligations, and (ii) in the case of each Loan Party that is not a Borrower, its Loan Party Obligations.

(x)  “Securities Act”: the Securities Act of 1933, as amended.

(y)  “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 7.

(z)  “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 7, and (ii) the right to obtain all renewals thereof.

1.2  Other Definitional Provisions.

(a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party’s Collateral or the relevant part thereof.

SECTION 2.
GRANT OF SECURITY INTEREST

Each Loan Party hereby grants to the Agent, for its benefit and on behalf of, and for the benefit of, the Secured Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) the Secured Obligations of such Loan Party:

(a)  all Accounts;

(b)  all cash and Cash Equivalents;

(c)  all Chattel Paper;

(d)  all Contracts;

(e)  the Deposit Accounts;

(f)  all Documents;

(g)  all Equipment;

(h)  all Fixtures;

(i)  all General Intangibles;

(j)  all Instruments;

(k)  all Intellectual Property;

(l)  all Inventory;

(m)  all Investment Property;

(n)  all Letter-of-Credit Rights;

(o)  all Securities Accounts;

(p)  all Goods not otherwise described above;

(q)  all books and records pertaining to the foregoing; and

(r)  to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, the “Collateral” shall not include (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; (ii) any Excluded Accounts, and (iii) any intent to use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity, enforceability, or registrability of such intent to use trademark application under applicable federal Law (collectively, the “Excluded Assets”).

SECTION 3.
REPRESENTATIONS AND WARRANTIES

To induce the Secured Lenders and the Agent to enter into the Credit Agreement and the Secured Lenders to make their Secured Loans to the Borrowers thereunder, each Loan Party hereby represents and warrants to the Agent for the benefit of the Secured Lenders that:

3.1  Title; No Other Liens. Except for the security interest granted to the Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Loan Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the benefit of the Secured Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2  Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent as collateral security for such Loan Party’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Loan Party and any Persons purporting to purchase any Collateral from such Loan Party and (b) are prior to all other Liens on the Collateral in existence on the date hereof subject, in the case of Collateral other than Pledged Stock and Pledged Note, to any Liens permitted by the Credit Agreement.

3.3  Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Loan Party’s exact legal name as such name appears in its organizational documents, jurisdiction of organization, identification number from the jurisdiction of organization (if any), Federal Taxpayer Identification Number (if any) and the location of such Loan Party’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4. Such Loan Party has furnished to the Agent a certified charter, certificate of incorporation or other organization document and good standing certificate in such Loan Party’s organizational jurisdiction and each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case as of a date which is recent to the date hereof.

3.4  Real Property. Schedule 5 is a list of all U.S. real property owned in fee or leased by such Loan Party as of the date hereof.

3.5  Inventory and Equipment. On the date hereof, a material portion of the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 6.

3.6  Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products in any material respect.

3.7  Investment Property. The shares of Pledged Stock pledged by such Loan Party hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Loan Party. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Such Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.8  Receivables. No material amount payable to such Loan Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The amounts represented by such Loan Party to the Agent from time to time as owing to such Loan Party in respect of the Receivables will at such times be accurate in all material respects.

3.9  Intellectual Property. Schedule 7 lists all registered or applied for Intellectual Property owned by such Loan Party in its own name on the date hereof which is material to such Loan Party.

(a)  On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best knowledge of such Loan Party, does not infringe the intellectual property rights of any other Person.

(b)  Except as set forth in Schedule 7, on the date hereof, no material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

(c)  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Loan Party’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(d)  There is no action or proceeding pending, or, to the knowledge of such Loan Party, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property or such Loan Party’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect.

3.10  Deposit Accounts and Securities Accounts. Schedule 8 is a true and complete list of all deposit accounts, brokerage accounts or securities investment accounts maintained by such Loan Party as of the date hereof, including the name and address of each institution where each such account is held, the type of each such account and the name of such Loan Party that holds each account. Except for Control arising by operation of law in favor of banks and securities intermediaries having custody over deposit accounts and securities accounts set forth on Schedule 8, no Person has Control of any deposit accounts and securities accounts in which any Loan Party has any interest.

3.11  Letter-of-Credit Rights. Schedule 9 is a true and correct list of all letters of credit issued in favor of such Loan Party, as beneficiary thereunder, as of the date hereof.

3.12  Commercial Tort Claims. Attached hereto as Schedule 10 is a list of Commercial Tort Claims held by such Loan Party as of the date hereof, including a brief description thereof.

SECTION 4.
COVENANTS

Each Loan Party covenants and agrees with the Agent that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent obligations for which no claim has been made):

4.1  Delivery of Instruments, Certificated Securities and Tangible Chattel Paper. If any amount in excess of an aggregate principal amount of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Tangible Chattel Paper, such Instrument, Certificated Security or Tangible Chattel Paper shall be promptly delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

4.2  [Reserved].

4.3  Maintenance of Perfected Security Interest; Further Documentation. Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and subject to the exercise of its reasonable business judgment, shall defend such security interest against the claims and demands of all Persons whomsoever subject to the rights of such Loan Party under the Loan Documents to dispose of the Collateral. Such Loan Party will furnish to the Agent from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as the Agent may reasonably request, all in reasonable detail. At any time and from time to time, upon the written request of the Agent or the Required Secured Lenders, and at the sole expense of such Loan Party, such Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or advisable or as required by applicable law for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) to the extent commercially reasonable, in the case of any Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding anything to the contrary contained herein or in the UCC, the Agent shall not have any obligation to (i) prepare, record, file, re-record, or re-file any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensure the perfection, maintenance, priority or enforceability of any security interest granted pursuant to, or contemplated by, any Loan Document, (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) take any action to protect against any diminution in value of the Collateral.

4.4  Changes in Locations, Name, etc.. Such Loan Party will not, except upon ten (10) days’ prior written notice to the Agent (or such later date as may be approved by the Agent in its reasonable discretion) and delivery to the Agent of (a) all additional executed financing statements and other documents as may be necessary or advisable or as required by applicable law to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 6 showing any additional location at which material Inventory or Equipment shall be kept:

(a)  change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

(b)  change its name to such an extent that any financing statement filed in connection with this Agreement would be misleading.

4.5  [Reserved].

4.6  Investment Property.

(a)  If such Loan Party shall become entitled to receive or shall receive after the date hereof any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Loan Party to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Loan Party and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of such Loan Party, as additional collateral security for the Secured Obligations.

(b)  Without the prior written consent of the Agent acting at the direction of the Required Secured Lenders, such Loan Party will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Loan Party or the Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof except as permitted by the Credit Agreement.

(c)  In the case of each Loan Party which is an Issuer, such Issuer agrees that it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it.

(d)  In the case of each Loan Party which holds Pledged Notes that have not been delivered into the possession of the Agent, such Loan Party agrees that it will not sell, transfer or otherwise dispose of such Pledged Notes to any other party other than another Loan Party under the Loan Documents.

4.7  Receivables. Other than in the ordinary course of business consistent with its past practice and unless commercially reasonable, such Loan Party will not (i) (as to any Receivable which is a material amount) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof. Such Loan Party will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.8  Deposit Accounts and Securities Accounts. Upon the written request of the Agent or the Required Secured Lenders, and subject to Section 4.3, each Loan Party will obtain control agreements, in form and substance satisfactory to the Agent and the Required Secured Lenders, with respect to deposit accounts (excluding (i) deposit accounts established exclusively for petty cash for which amounts on deposit do not exceed $25,000 in the aggregate with respect to all such accounts at any one time, (ii) payroll accounts, (iii) zero balance accounts and (iv) withholding and trust accounts (collectively, the “Excluded Accounts”)) and securities accounts.

4.9  Letters of Credit. Each Loan Party shall use commercially reasonable efforts to deliver to the Agent all letters of credit, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent and the Required Secured Lenders. Each Loan Party shall take any and all actions as may be necessary, or that the Agent may reasonably request, from time to time, to cause the Agent to obtain exclusive Control of any Letter-of-Credit Rights to the extent constituting Collateral owned by any Loan Party with respect to the letters of credit referred to in the immediately preceding sentence in a manner reasonably acceptable to the Agent and the Required Secured Lenders.

4.10  Equipment. Each Loan Party shall cause all Equipment owned by such Loan Party to be maintained and preserved in good operating condition, repair and in working order, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Loan Party shall promptly deliver to the Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment to the extent constituting Collateral and shall cause the Agent to be named as lienholder on any such certificate of title or other evidence of ownership.

4.11  General Intangibles. Upon the occurrence and during the continuation of an Event of Default, each Loan Party shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of such Loan Party’s rights under any General Intangibles to the extent constituting Collateral.

4.12  Commercial Tort Claims. Each Loan Party shall promptly advise the Agent in writing upon such Loan Party becoming aware that it has any interest in any Commercial Tort Claim that could reasonably be expected to result in a judgment or settlement in such Loan Party’s favor individually in excess of $100,000. With respect to any Commercial Tort Claims in which any Loan Party has any interest, such Loan Party shall execute and deliver such documents as may be necessary or desirable, or that the Required Secured Lenders may reasonably request, to create, perfect and protect the Agent’s or the Required Secured Lenders’ security interest in such Commercial Tort Claim.

SECTION 5.
REMEDIAL PROVISIONS

5.1  Certain Matters Relating to Receivables. If required by the Agent (acting at the direction of the Required Lenders) at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within three (3) Business Days (or such later date as may be approved by the Agent in its reasonable discretion)) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Loan Party in trust for the Agent, for the benefit of the Lenders, segregated from other funds of such Loan Party. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. Upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Agent, each Loan Party shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2  Communications with Obligors; Loan Parties Remain Liable. The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the satisfaction of the Agent the existence, amount and terms of any Receivables. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify obligors on the Receivables that the Receivables have been assigned to the Agent and that payments in respect thereof shall be made directly to the Agent. Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating thereto, nor shall the Agent be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3  Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Agent (acting at the direction of the Required Lenders) shall have given notice to the relevant Loan Party of the intent of the Agent to exercise its rights pursuant to this Section 5.3, each Loan Party shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. If an Event of Default shall have occurred and be continuing and the Agent (acting at the direction of the Required Lenders) shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 5.5 hereof and (ii) any or all of the Investment Property shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Loan Party or the Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and if it does do so, shall have no liability to the Loan Parties for the sufficiency thereof. Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Agent for application to the Secured Obligations in accordance with Section 5.5 hereof.

5.4  Proceeds to Be Turned Over to Agent. In addition to the rights of the Agent specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing, all Proceeds received by any Loan Party consisting of cash, checks and other near-cash items shall be held by such Loan Party in trust for the Agent, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to the Agent in the exact form received by such Loan Party (duly indorsed by such Loan Party to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Loan Party in trust for the Agent) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5  Application of Proceeds. If an Event of Default shall have occurred and be continuing, (x) if such event is an Event of Default specified in paragraph (f) of Section 7 of the Credit Agreement with respect to the Borrowers, automatically, or (y) if such event is any other Event of Default, at any time as the Agent may be so directed by the Required Lenders, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:

first, to any costs, fees, expenses and other amounts incurred by the Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations (including the reasonable costs, fees and expenses of its agents and legal counsel, and any costs or expenses incurred in connection with the exercise by the Agent of any right or remedy under this Agreement, the Credit Agreement or any other Loan Document that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement or any other Loan Document);

second, to the ratable satisfaction of the Secured Obligations; and third, any balance of remaining Proceeds to the Borrowers or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

5.6  Code and Other Remedies. If an Event of Default shall have occurred and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of the Agent under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order as set forth in Section 5.5, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Each Loan Party recognizes that the Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof. Each Loan Party also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private and each Loan Party waives, to the extent permitted by applicable law, any claims against Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree; provided that such private sale is conducted in accordance with this Agreement. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Loan Party or the issuer of any Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Loan Party and the issuer would agree to do so. Each Loan Party hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and each Loan Party further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Agent be liable or accountable to any Loan Party for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.7  Deficiency. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

SECTION 6.
MISCELLANEOUS

6.1  Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

6.2  Notices. All notices, requests and demands to or upon the Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement.

6.3  No Waiver by Course of Conduct; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.4  Enforcement Expenses; Indemnification. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except to the extent such liabilities were caused by the gross negligence or willful misconduct of the Agent, as determined by a final and nonappealable decision of a court of competent jurisdiction. Each Loan Party jointly and severally agrees to pay, and to save the Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.5 of the Credit Agreement. The agreements in this Section 6.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and the resignation or removal of the Agent.

6.5  Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Agent and its successors and assigns; provided that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent and the Required Secured Lenders.

6.6  Set-off. Each Loan Party hereby irrevocably authorizes the Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Loan Party or any other Loan Party, any such notice being expressly waived by each Loan Party, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent to or for the credit or the account of such Loan Party, or any part thereof in such amounts as the Agent may elect, against and on account of the obligations and liabilities of such Loan Party to the Agent hereunder and claims of every nature and description of the Agent against such Loan Party, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Agent may elect, whether or not the Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent shall notify such Loan Party promptly of any such set-off and the application made by the Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent may have.

6.7  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent. This Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

6.8  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9  Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10  Integration. This Agreement and the other Loan Documents represent the agreement of the Loan Parties and the Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent relative to subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents.

6.11  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

6.12  Submission to Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State and County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 6.2 or at such other address of which the Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13  Acknowledgments. Each Loan Party hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)  the Agent has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and the Agent or any Lender.

6.14  Releases. At such time as the Loans and the other Secured Obligations shall have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party hereunder (including all guarantee obligations) shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Agent shall deliver to such Loan Party any Collateral held by the Agent hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination; provided that the Loan Parties shall provide to the Agent evidence of such termination as the Agent shall reasonably request. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Loan Parties shall provide to the Agent evidence of such transaction’s compliance with the Loan Documents as the Agent shall reasonably request.

6.15  Waiver of Jury Trial. EACH LOAN PARTY AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.16  The Agent. It is expressly understood and agreed by the parties to this Agreement that (i) B. Riley Securities, Inc. is entering into this Agreement and acting hereunder solely in its capacity as Agent under the Credit Agreement and (ii) in entering into and acting as Agent hereunder, B. Riley Securities, Inc. shall be afforded all of the rights, protections, benefits, indemnities (in addition to those set forth in Section 6.4 hereof) and immunities granted to the Agent in the Credit Agreement as if set forth in their entirety herein. Any act, or refusal to act, hereunder requiring the Agent to exercise discretion (including, but not limited to, the exercise of remedies following an Event of Default) shall be exercised in accordance with the terms of the Credit Agreement. The permissive authorizations, entitlements, powers and rights granted to the Agent herein (including the right to (i) request any documentation, (ii) request the taking of any action and (iii) exercise any remedies) shall not be construed as duties.

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